                                                                     EXHIBIT 2.8

                      Agreement and Plan of Reorganization

================================================================================

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of January 28th, 2002 by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation ("PPD"), SUBSIDIARY NO. 8, LLC,
                                                  ---
a Kentucky limited liability company and wholly-owned subsidiary of PPD ("Subsidiary"), MEDICAL RESEARCH LABORATORIES INTERNATIONAL, INC., a Kentucky
  ----------
corporation ("MRL"), and EVAN A. STEIN, M.D., Ph.D., PAULA STEINER, PETER
              ---
LASKARZEWSKI and JOSEPH L. STANECK (each individually a "Shareholder" and
                                                         -----------
collectively the "Shareholders").
                  ------------
                                    RECITALS
                                    --------

     A. The Boards of Directors of MRL and PPD believe it is in the best interests of their respective corporations and shareholders and the managers of Subsidiary believe it is in the best interests of Subsidiary and PPD, its sole member, that MRL and Subsidiary combine into a single company through the statutory merger of MRL with and into Subsidiary and, in furtherance thereof, have approved the Merger.

     B. As part of the Merger, the MRL Stock shall be converted into cash and shares of PPD Stock as set forth herein.

     C. By executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of (S) 368(a)(1)(A) and (S) 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and to cause the Merger to qualify as a tax-free reorganization pursuant thereto.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and representations set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

     The terms used in this Agreement shall be defined as follows, unless the context in which they are used requires otherwise. All terms defined below in the plural shall, when used in the singular in this Agreement, include the singular of the defined term. All terms defined below in the singular shall, when used in the plural in this Agreement, include both the plural of the defined term and all of the items set forth in the definition of the term collectively.

     1.1  Agreement. This Agreement and Plan of Reorganization.
          ---------

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     1.2  Asserted Liability. Any lawsuit, proceeding, demand, claim, matter,
          ------------------
event or circumstance which may give rise to a claim for General Losses or Specific Losses against any Indemnifying Party by an Indemnified Party.

     1.3  Asserted Tax Liability. Any liability of MRL and/or the Shareholders
          ----------------------
for Taxes attributable to the operations or transactions of MRL resulting from any proposed assessment by any taxing authority or any possible Tax assessment with respect to any taxable year or that portion of any taxable year of MRL ending on or before the Closing Date.

     1.4  Average PPD Stock Price. The average of the last sale price of a share
          -----------------------
of PPD Stock for each of the five (5) consecutive days that PPD Stock has traded commencing on the day which is ten (10) trading days immediately prior to the Effective Time, as reported on the NASDAQ National Market, rounded to the nearest cent.

     1.5  Claims Notice. Written notice in accordance with Section 11.2 by an
          -------------                                    -------------
Indemnified Party to an Indemnifying Party of a General Loss, a Specific Loss, an Asserted Liability or an Asserted Tax Liability.

     1.6  Closing. The closing of the transactions pursuant to this Agreement.
          -------

     1.7  Closing Balance Sheet. The unaudited balance sheet of MRL which also
          ---------------------
specifically sets forth the Quick Assets and Quick Liabilities, all as of the opening of business on the Closing Date, subject to PPD's right to audit the Closing Balance Sheet and have it adjusted in accordance with Section 6.12.
                                                              ------------

     1.8  Closing Date. Provided all conditions to Closing have been satisfied
          ------------
or waived in writing by the appropriate party, the Closing Date shall occur on or before February 28, 2002, at such time and place and on such date as the parties shall agree in writing.

     1.9  Code. The Internal Revenue Code of 1986, as amended, or any
          ----
corresponding provisions of any successor law, and the regulations and rules issued pursuant to the Code.

     1.10 Continuing Employees. Such of the employees of MRL as shall be offered
          --------------------
employment with the Surviving Company. The names and current rates of compensation of the employees of MRL as of the date of this Agreement are listed in Section 1.10 of the Disclosure Schedule.

     1.11 Disclosure Schedule. The schedule entitled "Disclosure Schedule" to be
          -------------------
delivered by the Shareholders and MRL to PPD and Subsidiary at the time of delivery and execution of this Agreement. The information contained in the Disclosure Schedule at the time of its delivery to PPD and Subsidiary, but excluding any update or supplement thereto provided to PPD or Subsidiary subsequent to execution of this Agreement by PPD and Subsidiary, shall be deemed to be part of and qualify any of the representations and warranties of the Shareholders and MRL in this Agreement. Unless otherwise indicated, all capitalized terms used in the Disclosure Schedule shall have the same meanings as in this Agreement.

     1.12 Effective Time. The effective time on the Closing Date of the filing
          --------------
of Articles of Merger with the Kentucky Secretary of State.

     1.13 Environmental Law. Any law, regulation, rule or order of any
          -----------------
Governmental Entity relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     1.14 ERISA. The Employee Retirement Income Security Act of 1974, as
          -----
amended, or any corresponding provisions of any successor law, and the regulations and rules issued pursuant to ERISA.

     1.15 Excess Quick Assets. The least of (i) Six Million Five Hundred
          -------------------
Thousand Dollars ($6,500,000), (ii) the amount of cash of MRL on hand as of the Closing Date in excess of Four Million Five Hundred Thousand Dollars ($4,500,000), as reflected on the Closing Balance Sheet of MRL, and (iii) the amount, if any, by which the Quick Assets exceed two (2) times the Quick Liabilities. If the Quick Assets do not exceed two (2) times its Quick Liabilities as of the Closing Date, then Excess Quick Assets shall equal zero.

     1.16 General Escrow. The escrow account consisting of the General Holdback
          --------------
Property to be established with and administered by the General Escrow Agent to secure the General Indemnification by the Shareholders.

     1.17 General Escrow Agent. The party executing the General Escrow Agreement
          --------------------
as the Escrow Agent.

     1.18 General Escrow Agreement. The Escrow Agreement by and among PPD, the
          ------------------------
Surviving Company, the Shareholders and the General Escrow Agent in substantially the form attached as Exhibit 1.18 to this Agreement.

     1.19 General Holdback Property. Two Million Nine Hundred Thousand Dollars
          -----------------------
($2,900,000) and 211,256 shares of PPD Stock to be delivered to the Shareholders pursuant to Section 2.5 (subject to equitable adjustment to reflect fully the
            -----------
effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or MRL Stock), reorganization, recapitalization or other like change with respect to PPD Stock or MRL Stock occurring after the date hereof and prior to the Effective Time), which cash and shares shall be held in the General Escrow and which shall be contributed to the General Escrow by the Shareholders in proportion to their relative ownership percentages of MRL Stock immediately prior to the Merger, together with all dividends and distributions other than cash dividends but including dividends payable in securities or other property paid with respect to PPD Stock and any securities or other consideration issued in exchange for or cancellation of PPD Stock which constitutes the General Holdback Property.

     1.20 General Indemnification. The obligations of an Indemnifying Party
          -----------------------
under Article 9 to indemnify an Indemnified Party against General Losses and/or
      ---------
Specific Losses.

     1.21 General Losses. All losses, liabilities, damages, fines, settlement
          --------------
amounts, deficiencies, costs or expenses (including interest, penalties, fines and reasonable attorneys' fees, expert witness fees and disbursements), other than Specific Losses, of an Indemnified Party resulting from, arising out of or relating to a breach (or with respect to any Asserted Liabilities or Asserted Tax Liabilities, any allegation of any facts which, if true, would constitute a breach) of the representations, warranties, covenants, conditions and agreements of an Indemnifying Party pursuant to this Agreement and all lawsuits, actions, proceedings, hearings, investigations resulting or arising therefrom.

     1.22 Governmental Entity. Any federal, state, county, city, local or
          -------------------
foreign government, or any court, tribunal, arbitrator, authority, agency, commission, branch, department, division, official or instrumentality thereof.

     1.23 Hazardous Materials. (i) Any petroleum or petroleum products,
          -------------------
flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any applicable Environmental Law; and (iii) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Governmental Entity under any applicable Environmental Law.

     1.24 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
          -------
amended, or any corresponding provisions of any successor law, and the regulations and rules issued pursuant to the HSR Act.

     1.25 HSR Clearance. The expiration or termination of any applicable waiting
          -------------
periods (and any extensions thereof) under the HSR Act with respect to the acquisition by PPD of all of the MRL Stock through the Merger and the acquisition of PPD Stock by Evan A. Stein, M.D., Ph.D. in the Merger, without any suit to enjoin the transactions contemplated herein having been filed by the United States Department of Justice or Federal Trade Commission under Title XV of the United States Code or any notice or intent to file such suit being received by any party to this Agreement.

     1.26 Indemnified Party. A party that is or may be entitled to receive
          -----------------
General Indemnification pursuant to the provisions of Article 9.
                                                      ----------

     1.27 Indemnifying Party. A party that is or may be obligated to provide
          ------------------
General Indemnification pursuant to the provisions of Article 9.
                                                      ---------

     1.28 Knowledge. With respect to MRL, Knowledge means actual knowledge of
          ---------
matters by any of the Shareholders and the current director and officers of MRL. With respect to PPD, Knowledge means actual knowledge of any of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of PPD.

     1.29 Liens. Liens, claims, charges, pledges, assignments, security
          -----
interests, puts, calls, rights of exchange, conversion rights, options to purchase, encumbrances, and rights or equitable interests of others of any nature whatsoever (each, a "Lien").
                            ----

     1.30 Material Adverse Effect. Any event, change or effect that is
          -----------------------
materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of MRL.

     1.31 Material Contracts. All notes, mortgages, indentures, leases,
          ------------------
licenses, contracts, instruments, agreements and Permits except those which (i) are terminable on thirty (30) days' notice by MRL and after the Merger would be terminable by the Surviving Company as successor to MRL on thirty (30) days' notice to all other parties thereto; (ii) have a term of less than one (1) year; and (iii) involve amounts of $25,000 or less.

     1.32 Merger. The statutory merger of MRL with and into Subsidiary pursuant
          ------
and subject to the terms and conditions of this Agreement.

     1.33 Merger Consideration. With respect to all of the issued and
          --------------------
outstanding shares of MRL Stock, the Merger Consideration means the total consideration to be paid in cancellation of and in exchange for all of the issued and outstanding shares of MRL Stock, subject to the holdbacks required by
Section 2.7, and equals Ninety-Three Million Seven Hundred Eight Thousand
-----------
Dollars ($93,708,000), consisting of (i) Twenty-Nine Million Dollars ($29,000,000) in cash or other immediately available funds to be paid by wire transfer of funds to an account designated by the Shareholders, subject to adjustment in accordance with Section 6.15; (ii) Sixty Million Two Hundred Eight
                              ------------
Thousand Dollars ($60,208,000) payable in shares of PPD Stock valued at the PPD Stock Price and to be delivered to the Shareholders at Closing as provided in
Section 2.5 (i.e., 2,112,561 shares, subject to equitable adjustment to reflect
-----------
fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or MRL Stock), reorganization, recapitalization or other like change with respect to PPD Stock or MRL Stock occurring after the date hereof and prior to the Effective Time); and (iii) Four Million Five Hundred Thousand Dollars ($4,500,000) payable in shares of PPD Stock based on the Stock Exchange Ratio and to be delivered to the Shareholders at Closing as provided in Section 2.5.
                                                                  -----------
With respect to each issued and outstanding share of MRL Stock, the Merger Consideration means the per share Merger Consideration to be paid in cancellation of and in exchange for each issued and outstanding share of MRL Stock as set forth in Section 2.5.
                      -----------

     1.34 MRL Balance Sheet. The unaudited, internally-prepared balance sheet of
          -----------------
MRL as of October 31, 2001.

     1.35 MRL ERISA Affiliate. Any trade or business (whether or not
          -------------------
incorporated) which is treated as a single employer with MRL within the meaning of ss. 414(b), (c), (m) or (o) of the Code.

     1.36 MRL Financial Statements. The audited balance sheets, statements of
          ------------------------
income and statements of cash flow of MRL as of and for the periods ended December 31, 1998, December 31, 1999 and December 31, 2000, and the related notes thereto; the MRL Balance Sheet; and the unaudited, internally-prepared statement of income and statement of cash flow of MRL for the ten (10) month period ended on the date of the MRL Balance Sheet.

     1.37 MRL Intellectual Property. Patents and patent rights, trademarks and
          -------------------------
trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and all pending applications for and registrations of any of the foregoing, unpatented technology and know-how, in process research and development, trade secrets and any similar intellectual property or proprietary rights of MRL.

     1.38 MRL Plan or MRL Plans. Each "employee benefit plan" (within the
          ---------------------
meaning of (S) 3(3) of ERISA), including, without limitation, multiemployer plans within the meaning of ERISA (S) 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of MRL has any present or future right to benefits or under which MRL has any present or future liability.

     1.39 MRL Select Transactions. The issuance and/or transfer of membership or
          -----------------------
other interests in MRL Select Ltd. Co. to Donald M. Black, Robert Hill and Tom Tollenaere.

     1.40 MRL Stock. All of the issued and outstanding shares of capital stock
          ---------
of MRL.

     1.41 MRLB. Medical Research Laboratories International B.V.B.A., a private
          ----
limited company under Belgian law.

     1.42 Net Accounts Receivable. Accounts receivable of MRL generated from
          -----------------------
bona fide transactions in the ordinary course of business of MRL, less the following: (i) reserves for doubtful or uncollectible accounts and (ii) receivables which, to the Knowledge of MRL, are not collectible or are subject to a defense, counterclaim or offset.

     1.43 Permits. All certificates, licenses, permits, approvals and
          -------
authorizations issued by a Governmental Entity that are necessary for the ownership and operation of the business of MRL.

     1.44 PPD Stock. Shares of common stock, $.10 par value, of PPD.
          ---------

     1.45 PPD Stock Price. The PPD Stock Price shall be equal to Twenty-Eight
          ---------------
and 50/100 Dollars ($28.50).

     1.46 Quick Assets. The sum of cash in excess of Four Million Five Hundred
          ------------
Thousand Dollars ($4,500,000), marketable securities and Net Accounts Receivable of MRL as of the Closing Date, as shown on the Closing Balance Sheet and computed in accordance with generally accepted accounting principles.

     1.47 Quick Liabilities. The sum of the current liabilities of MRL as of the
          -----------------
Closing Date, as shown on the Closing Balance Sheet and computed in accordance with generally accepted accounting principles.

     1.48 Related Party. (i) Any person currently serving as a director,
          -------------
Director (as that term is defined in the Share Purchase Agreement), partner or officer of MRL or MRLB, (ii) the Shareholders, (iii) any spouse, ancestor or ancestor's spouse, descendant or descendant's spouse, or sibling or sibling's spouse of any of the persons described in (i) or (ii) (with relationships by adoption treated the same as those by blood), or (iv) any trust or entity in which any of the persons described in (i), (ii) or (iii) has any material interest of any kind, directly or indirectly.

     1.49 Registration Rights Agreement. The Registration Rights Agreement by
          ------------------------------
and among PPD, the Shareholders and MRL Select Ltd. Co. in substantially the form attached as Exhibit 1.49 to this Agreement.
                 ------------

     1.50 Sale Proposal. Any proposal or offer with respect to a (i) sale of a
          -------------
significant portion of the assets of MRL, (ii) sale of shares of stock, securities or other equity interests of MRL or (iii) merger or other takeover or business combination transaction involving MRL.

     1.51 Securities Act. The Securities Act of 1933, as amended, or any
          --------------
corresponding provisions of any successor law, and the regulations and rules issued pursuant to the Securities Act.

     1.52 Share Purchase Agreement. That certain Share Purchase Agreement among
          ------------------------
PPD, PPD International Holdings, Inc., a Delaware corporation, MRLB, Evan A. Stein, M.D., Ph.D. and MRL Select Ltd. Co. of even date herewith.

     1.53 Specific Losses. All losses, liabilities, damages, fines, settlement
          ---------------
amounts, deficiencies, Taxes, costs or expenses (including interest, penalties, fines and reasonable attorneys' fees, expert witness fees and disbursements) of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) resulting from, arising out of or relating to (i) a breach (or with respect to any Asserted Liabilities or Asserted Tax Liabilities (excluding only liabilities for franchise and license taxes in connection with any claim that MRL should have been qualified to do business in any state other than Kentucky), any allegation of any facts which, if true, would constitute a breach) of any of the representations and warranties contained in Section 3.4 ("Title to the Shares"), Section 3.15 ("Tax Matters"),
             -----------                          ------------
Section 3.25 ("Certain Employee Matters"), Section 3.27(c) ("Compliance with
------------                               ---------------
Laws and Plan Documents") or Section 3.29 ("Environmental Matters"), (ii) any
                             ------------
consulting or employment agreement identified in Section 3.12 of the Disclosure
                                                 ------------
Schedule, and any amendment, modification or termination thereof, whether before or after the date of this Agreement, (iii) any violation of the Fair Labor Standards Act of 1938, as amended, or comparable state law (including without limitation the matter identified in the second paragraph of Section 3.10 of the Disclosure Schedule and Section 3.25 of the
             ---------------------------------------     ------------
Disclosure Schedule) and (iv) all lawsuits, actions, proceedings, hearings and investigations resulting or arising from any of the foregoing.

     1.54 Stock Exchange Ratio. The number of shares of PPD Stock to be issued
          --------------------
in partial cancellation of and exchange for each share of MRL Stock and being equal to the quotient of (i) Four Million Five Hundred Thousand Dollars ($4,500,000) divided by the Average PPD Stock Price, divided by (ii) the number of shares of MRL Stock issued and outstanding immediately prior to the Effective Time. The Stock Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or MRL Stock), reorganization, recapitalization or other like change with respect to PPD Stock or MRL Stock occurring after the date hereof and prior to the Effective Time.

     1.55 Surviving Company. Subsidiary as the surviving limited liability
          -----------------
company after the Merger.

     1.56 Tax. Any federal, state, local, or foreign income, gross receipts,
          ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     1.57 Tax Return. All returns, schedules, statements, reports, estimates,
          ----------
declarations, forms and information returns pertaining to any Tax, including any schedule or attachment thereto, and including any amendment thereof, relating to the business operations of MRL required by all Governmental Entities due on or before the Closing Date.

                                    ARTICLE 2
                                   THE MERGER

     2.1  The Merger. At and as of the Effective Time and subject to and upon
          ----------
the terms and conditions of this Agreement and applicable law, MRL shall be merged with and into Subsidiary, the separate corporate existence of MRL shall cease and Subsidiary shall continue as the Surviving Company. Title to all assets and properties, real and personal, of MRL shall be vested in the Surviving Company without reversion or impairment as of the Effective Time.

     2.2  Closing. Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to Section
                                                                       -------
10.1, and provided all conditions to Closing have been satisfied or waived
----
(where appropriate) by the appropriate party, the Closing of the Merger shall take place on the Closing Date in such manner as the parties agree, including by the transmission of executed signature pages by facsimile with the original copies of such signature pages to be delivered the following day by overnight courier. In connection with the Closing, Articles of Merger shall be filed with the Kentucky Secretary of State.

     2.3 Articles of Organization and Operating Agreement. At the Effective
         ------------------------------------------------
Time, the Articles of Organization and Operating Agreement of Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Organization and Operating Agreement of the Surviving Company.

     2.4 Managers and Officers. At the Effective Time, the managers of
         ---------------------
Subsidiary shall be the managers of the Surviving Company. At the Effective Time, the following shall be the officers of the Surviving Company: Evan A. Stein, M.D., Ph.D., President and Chief Executive Officer; Fred N. Eshelman, Executive Vice President; Fred B. Davenport, Jr., Assistant Vice President and Secretary; Linda Baddour, Treasurer; Paula Steiner, Assistant Secretary; Judd Hartman, Assistant Secretary; and Linda Foster, Assistant Treasurer. Such managers and officers shall serve until their respective successors are duly elected or appointed and qualified.

     2.5 Conversion of MRL Stock. By virtue of the Merger and without any action
         -----------------------
on the part of PPD, MRL or their respective shareholders or Subsidiary or its sole member, at and as of the Effective Time each share of MRL Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive, subject to the holdbacks required by Section 2.7, (i) $141,463.42 in immediately available funds, subject
            -----------
to (A) adjustment in accordance with Section 6.15 and (B) equitable adjustment
                                     ------------
to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MRL Stock), reorganization, recapitalization or other like change with respect to MRL Stock occurring after the date hereof and prior to the Effective Time); (ii) 10,305.18 shares of PPD Stock, subject to equitable adjustment to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or MRL Stock), reorganization, recapitalization or other like change with respect to PPD Stock or MRL Stock occurring after the date hereof and prior to the Effective Time; and (iii) a number of shares of PPD Stock based on the Stock Exchange Ratio in effect on the Closing Date. At and after the Effective Time, all shares of MRL Stock shall no longer be outstanding, shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate evidencing MRL Stock shall cease to have any rights with respect thereto other than the right to the per share Merger Consideration and any cash in lieu of fractional shares as provided in Section 2.6. Each authorized but unissued share of MRL
                      -----------
Stock shall cease to exist as of the Effective Time.

     2.6 Fractional Shares. No fractional shares of PPD Stock will be issued.
         -----------------
Any exchange which would otherwise result in fractional shares will be settled in cash at the Closing based on the PPD Stock Price.

     2.7 Indemnification Holdback. At the Closing, the General Holdback Property
         ------------------------
shall be delivered to the General Escrow Agent and placed in the General Escrow pursuant to the General Escrow Agreement. The General Holdback Property shall be held, administered and distributed in accordance with the terms of the General Escrow Agreement.

     2.8  Withholding Rights. PPD shall be entitled to deduct and withhold from
          ------------------
the consideration otherwise payable pursuant to this Agreement to any of the Shareholders such amounts as MRL, PPD and/or Subsidiary is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, in connection with (i) any payments or compensation payable under the employment agreements identified in Section 3.12 of the Disclosure Schedule or
                                    ------------
arising out of the MRL Select Transactions, or (ii) any consideration or payments hereunder. To the extent that amounts are so withheld by PPD, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MRL Stock in respect of which such deduction and withholding was made by PPD.

     2.9  Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall qualify as a tax-free reorganization within the meaning of ss. 368(a)(1)(A) and ss. 368(a)(2)(D) of the Code. Notwithstanding the foregoing, the Shareholders acknowledge and agree that the tax consequences of the Merger to them are their sole responsibility, and that neither PPD nor Subsidiary makes any representation, warranty or assurance concerning such tax consequences. In the event the tax consequences of the Merger are not as the Shareholders had intended or envisioned, neither PPD nor Subsidiary shall have any liability in respect of same, and the Shareholders shall have no ability to unwind or reverse the transactions contemplated by this Agreement. Notwithstanding the foregoing, PPD and Subsidiary shall be liable for General Losses resulting from a breach of one or more of the representations and warranties set forth in Section 4.6.
                                                               -----------

     2.10 Legend. Each certificate of the PPD Stock issued in connection with
          ------
the Merger will bear a legend to evidence restrictions upon its transferability by virtue of the requirements of the Securities Act and state securities laws, and PPD's transfer agent will be advised accordingly. The legend shall read as follows:

     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUCH AS RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     The legend shall be removed from any certificate representing shares of PPD Stock (i) sold or otherwise disposed of under an effective registration statement under the Securities Act and applicable state securities laws or an exemption therefrom, or (ii) which, in the opinion of counsel reasonably satisfactory to PPD, are freely tradable without such registration or registration under applicable state securities laws.

     2.11 Contribution of PPD Stock to Subsidiary. In connection with the
          ---------------------------------------
Merger, PPD shall be deemed to have contributed to the capital of Subsidiary the Merger Consideration as necessary to carry out the obligations of Subsidiary and PPD hereunder.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

     Each of the Shareholders and MRL jointly and severally represent and warrant to PPD and Subsidiary as follows:

     3.1  Existence and Qualifications of Shareholders. Each of the Shareholders
          --------------------------------------------
is a natural person with full power and authority to execute and deliver this Agreement, to transfer good title to the portion of the shares of MRL Stock owned by him or her and to perform all of his or her obligations under this Agreement.

     3.2  Delivery of Agreement by Shareholders. Each of the Shareholders has
          -------------------------------------
duly executed and delivered this Agreement and this Agreement constitutes the valid and binding obligation of each of the Shareholders enforceable against each of them in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     3.3  Consents and Approvals; No Default Upon Execution and Performance of
          --------------------------------------------------------------------
Agreement.
---------


          (a) Consents and Approvals. No consent, approval, order, authorization
              ----------------------
or action of, or registration, declaration, notice or filing with, any corporation, person, firm or other third party or any Governmental Entity is required (i) by or with respect to MRL in connection with the execution and delivery of this Agreement, the performance by the Shareholders and MRL of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby or (ii) to transfer to the Surviving Company and Subsidiary all rights, title, interests and benefits of MRL in its Material Contracts, except for (A) the filing of the Articles of Merger as provided in
Section 2.2; (B) such consents, approvals, orders, authorizations,
-----------
registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (C) the receipt of the HSR Clearance; and (D) the consents set forth in Section 3.3(a)
                                                                --------------
of the Disclosure Schedule.

          (b) No Default Upon Execution and Performance of Agreement. The
              ------------------------------------------------------
execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in the creation of any Lien upon any of the shares of MRL Stock or any property or assets of MRL. Except as set forth in Section 3.3(b) of the Disclosure Schedule,
                                      --------------
the execution and delivery of this Agreement by MRL does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of MRL, (ii) any Material Contract to which MRL is a party or by which MRL or its properties or assets are bound,
(iii) any Permits of MRL, or (iv) any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to MRL (subject to receipt of HSR Clearance prior to Closing) or any of its properties or assets.

     3.4 Title to the Shares. Except as set forth in Section 3.4 of the
         -------------------                         -----------
Disclosure Schedule, each Shareholder now has and will have on the Closing Date good and valid title to the shares of MRL Stock owned by him or her, free and clear of all Liens. No Shareholder is a party to or bound by any agreement, instrument, article, bylaw, trust, proxy or understanding restricting or otherwise binding the ownership, transfer or voting of any shares of MRL Stock.

     3.5 Organization, Standing and Power. MRL is duly incorporated or
         --------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. MRL has the requisite power and authority (corporate and otherwise) to own, lease, use and operate its properties and assets and to carry on its business where and as now being conducted and as proposed to be conducted. MRL is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     3.6 Capitalization of MRL.
         ---------------------

         (a) MRL Stock. MRL's entire authorized capital stock consists solely of
             ---------
one thousand (1,000) shares of common stock, no par value per share. As of the date of this Agreement, the total number of issued and outstanding shares of MRL Stock is two hundred and five (205), all of which are owned by the Shareholders. All of the issued and outstanding shares of MRL Stock have been duly authorized and validly issued, are fully paid and are nonassessable. None of the outstanding shares of MRL Stock were issued in violation of applicable securities laws or the preemptive rights of any shareholder of MRL and none are or will be subject to any Liens, preemptive rights or rights of first refusal.
 Except as set forth in Section 3.6(a) of the Disclosure Schedule, there are no
                        --------------
outstanding subscriptions, options, warrants, conversion rights, exchange rights, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock (including any rights to distributions or payments) of MRL, or any binding obligation or commitment to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing.

         (b) No Obligations. Except as set forth in Section 3.6(b) of the
             --------------                         --------------
Disclosure Schedule, there are no outstanding contractual obligations of MRL to repurchase, redeem or otherwise acquire any shares of MRL Stock or any capital stock or other equity or ownership interests of any other entity or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity.

     3.7 No Other Interests. MRL has no subsidiaries and does not own any other
         ------------------
direct or indirect interest in any firm, corporation or other entity (including without limitation any joint venture, trust, limited liability company or partnership). The only entity to which MRL is a successor is Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership.

         3.8   Corporate Records. The Shareholders previously have delivered to
               -----------------
PPD true and complete copies of the Articles of Incorporation of MRL and all amendments thereto, the Bylaws of MRL as currently in effect, a copy of the stock records of MRL, and true and complete copies of the minutes of meetings of MRL's shareholders and board of directors. All books of account and other records (financial or otherwise) of MRL provided to PPD are true, correct and complete in all material respects as of the dates of such records.

         3.9   Execution and Delivery Authorized. The execution and delivery of
               ---------------------------------
this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the sole director of MRL and the Shareholders. This Agreement constitutes the valid and legally binding obligation of MRL enforceable against MRL in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.10  Compliance With Laws. Except as set forth in Section 3.10 of the
               --------------------                         ------------
Disclosure Schedule, MRL is now and will be at all times through the Closing Date conducting its business in compliance in all material respects with all foreign, federal, state and local laws, regulations, rules or orders applicable to it, its properties or assets or to the operation of its business. MRL is not in default with respect to any judgment, order, writ, injunction or decree applicable to MRL or its properties or assets.

         3.11  Material Contracts. The Shareholders previously have delivered to
               ------------------
PPD copies of all Material Contracts to which MRL is a party or by which it or its properties or assets is bound, a list of which is included in Section 3.11
                                                                  ------------
of the Disclosure Schedule. Each Material Contract to which MRL is a party or by which it or its properties or assets is bound is in full force and effect and binding upon MRL and, to the Knowledge of MRL, all other parties thereto and enforceable in accordance with its terms. Neither MRL nor, to the Knowledge of MRL, any other party thereto is in material default under, nor has any event occurred which, with a lapse of time or notice or both, could result in a material default by any party under any Material Contract to which MRL is a party or by which it or its properties or assets is bound, and neither MRL nor the Shareholders has received any notice from any other party that a default exists under any of the foregoing.

         3.12  Certain Agreements. Except as set forth in Section 3.12 of the
               ------------------                         ------------
Disclosure Schedule or as provided for in this Agreement, as of the date hereof, MRL is not a party to any oral or written (i) consulting agreement, (ii) agreement with any Related Party or other party the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving MRL of the nature contemplated by this Agreement, (iii) agreement with respect to any director, officer or employee of MRL providing any term of employment or compensation guarantee or (iv) agreement or arrangement in which the value of any of the benefits payable by MRL will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.13  Litigation; Investigations.
               --------------------------

               (a)   Litigation. Except as set forth in Section 3.13(a) of the
                     ----------                         --------------
Disclosure Schedule, as of the date hereof there is no action, suit, proceeding, claim, arbitration, investigation or audit pending before any Governmental Entity relating to the business of MRL, or, to the Knowledge of MRL, threatened against or relating to MRL or any of its assets or properties or its sole director or any of its officers (in their capacities as such) or that arise out of or in any way relate to this Agreement, the Merger or any of the transactions contemplated hereby. From the date of this Agreement until the Effective Time, MRL shall promptly advise PPD of any such action, suit, proceeding, claim, arbitration, investigation or audit that is commenced, or, to the Knowledge of MRL, threatened against MRL. As of the date hereof, there is no judgment, decree or order against MRL, or, to the Knowledge of MRL, its sole director or any of its officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or that could reasonably be expected to have a Material Adverse Effect. MRL is not subject to any order of any Governmental Entity which, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect on MRL or on the ability of MRL to consummate the transactions contemplated by this Agreement.

               (b)   FDA and Other Regulatory Matters. Except as set forth in
                     --------------------------------
Section 3.13(b) of the Disclosure Schedule, (i) there are no lawsuits,
--------------
arbitrations, legal or administrative or regulatory proceedings or charges by the U.S. Food and Drug Administration ("FDA"), the U.S. Drug Enforcement Agency
                                        ---
(the "DEA"), the U.S. Department of Justice (the "DOJ") or any other
      ---                                         ---
Governmental Entity relating to the business of MRL pending or, to the Knowledge of MRL, threatened against or relating to MRL, (ii) to the Knowledge of MRL, there are no complaints or investigations by the FDA, DEA, DOJ or any other Governmental Entity pending or, to the Knowledge of MRL, threatened against or relating to MRL, (iii) to the Knowledge of MRL, the work undertaken by MRL, including work performed in connection with clinical trials, has been and is being conducted in substantial compliance with all applicable laws, regulations and professional and industry (including clinical and laboratory practice) standards, (iv) neither MRL nor, to the Knowledge of MRL, any of its officers, employees or agents, has made an untrue statement of a material fact or material fraudulent statement to the FDA, the DEA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to any of them or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for any of them to invoke the policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or equivalent regulations, (v) there are no unresolved reports, warning letters or other documents received from or issued by the FDA, the DEA or other Governmental Entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by MRL or persons providing services for the benefit of any of them, (vi) no person has filed a claim against MRL for loss or potential loss based on the work undertaken by any of them and (vii) neither MRL nor, to the Knowledge of MRL, any of its officers, employees, agents or affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C.(S)335(a) or authorized by 21 U.S.C.(S)335(a). MRL has made available to PPD prior to the execution and delivery of this Agreement copies of all material written communications delivered during the last five (5) years to or from the FDA, the DEA or any other Governmental Entity relating specifically to MRL.

         3.14  Licenses, Permits, Etc. Section 3.14 of the Disclosure Schedule
               ----------------------  ------------
accurately lists and reflects all material Permits. All the Permits are valid and in effect, and as of the Closing Date, MRL will be in compliance in all material respects with all of the terms and conditions of each Permit. There are no other material Permits required for MRL to lawfully conduct its business. To the Knowledge of MRL, no Governmental Entity having jurisdiction has any legitimate basis upon which to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Permits for any reason whatsoever, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

         3.15  Tax Matters.
               -----------

               (a)   Filings. Except as set forth in Section 3.15(a) of the
                     -------                         --------------
Disclosure Schedule, MRL has timely filed all Tax Returns required to be filed by it before the Effective Time. All such Tax Returns were correct and complete in all material respects. All Taxes owed by MRL have been paid when due. MRL is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Entity in a jurisdiction where MRL does not file Tax Returns that MRL is or may be subject to taxation by that jurisdiction. There are no Liens on any of the properties or assets of MRL that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b)   Withholding. MRL has withheld and paid all Taxes required
                     -----------
to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

               (c)   Assessments and Disputes; Audit. There is no assessment of
                     -------------------------------
or additional Tax owing for any period for which Tax Returns have been filed by MRL. There is no dispute or claim concerning any Tax liability of MRL either (i) claimed by any Governmental Entity or (ii) as to which MRL has Knowledge based upon personal contact with any agent of any Governmental Entity. Section 3.15 of
                                                                 ------------
the Disclosure Schedule: (A) lists all federal, state, local and foreign income Tax Returns filed with respect to MRL for taxable periods ended on or after December 31, 1998, (B) indicates any Tax Returns that have been audited, and (C) to the Knowledge of MRL, indicates any Tax Returns that currently are the subject of audit. MRL has delivered to PPD correct and complete copies of all material federal, state, local and foreign income Tax Returns of MRL, examination reports, and statements of deficiencies assessed against or agreed to by MRL for any Tax periods beginning on or after January 1, 1998.

               (d)   Statutes of Limitation. MRL has not waived any statute of
                     ----------------------
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (e)   Tax Status; Liabilities. MRL has not filed a consent under
                     -----------------------
Code(S)341(f) concerning collapsible corporations. MRL has not made any payments, is not obligated to make any payments, and is not a party to any payments that will not be deductible under Code(S)280G or Code(S)404. MRL has not been a United States real property holding corporation within the meaning of Code(S)897(c)(2) during the applicable period specified in Code(S)897(c)(1)(A)(ii). MRL has never been a member of an affiliated group filing a consolidated federal income tax return. Except as set forth in Section 3.15 of the Disclosure Schedule, MRL will not be required to
         ------------
include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to(S)481 or(S)263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. MRL is not a party to any Tax sharing or Tax allocation agreement and MRL does not owe any amount under any such agreement.

               (f)   Tax-Free Reorganization. Neither the Shareholders nor MRL
                     -----------------------
has taken any action, or has any Knowledge of any fact or circumstance, that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of(S)368(a)(1)(A) and(S)368(a)(2)(D) of the Code.

               (g)   S Corporation Status. MRL's election to be treated as a
                     --------------------
Subchapter S Corporation (the "S Election") in accordance with Code(S)(S)1361
                               ----------
et seq. has been consistently maintained by MRL since its incorporation and is currently valid. Neither MRL nor any of the Shareholders has taken any action which would result in the termination of the S Election (other than the Merger pursuant to this Agreement). The S Election has not been revoked or terminated by the Internal Revenue Service. To the Knowledge of MRL, there is no basis for revocation or termination of the S Election by the Internal Revenue Service.

         3.16  Financial Statements. MRL has furnished PPD with true and
               --------------------
complete copies of the MRL Financial Statements. Upon delivery, the MRL Financial Statements shall: (i) be consistent with the books and records of MRL,
(ii) present fairly the financial condition and results of operation of MRL at the dates and for the periods indicated therein, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There have not been and will not be at the Closing Date any changes in the business or in the condition (financial or otherwise) or the operations or prospects of MRL which have a Material Adverse Effect which are not adequately disclosed on the MRL Financial Statements.

         3.17  Accounts Receivable. The accounts receivable shown on the MRL
               -------------------
Balance Sheet and all accounts receivable of MRL as of the Closing Date have arisen in the ordinary course of MRL's business and have not been pledged as collateral. All accounts receivable shown on the MRL Balance Sheet, and all accounts receivable of MRL as of the Closing Date, to the Knowledge of MRL, will be collectible except to the extent provided in the reserve set forth in the MRL Balance Sheet.

         3.18  Absence of Undisclosed Liabilities. To the Knowledge of MRL after
               ----------------------------------
reasonable investigation and/or inquiry of those reasonably believed to have knowledge of such matters, MRL has no material liability or obligation of any nature (whether accrued, fixed, contingent or otherwise), including any liability to customers or suppliers, other than (i) those set forth or adequately provided for in the MRL Balance Sheet; (ii) those incurred in the ordinary course of MRL's business and not required to be set forth in the MRL Balance Sheet under generally accepted accounting principles consistently applied; (iii) those incurred in the ordinary course of

MRL's business since the date of the MRL Balance Sheet consistent with past practice and which would not have a Material Adverse Effect; and (iv) those incurred in connection with the execution of this Agreement and the transactions contemplated hereby.

         3.19  Sufficiency of Assets; Title to Properties.
               ------------------------------------------

               (a)   Sufficiency of Assets. The assets and properties, including
                     ---------------------
(as applicable) title or leaseholds thereto, of MRL are sufficient to permit MRL to conduct its business as currently being conducted with only such exceptions as are not reasonably likely to have a Material Adverse Effect.

               (b)   Title to Properties. MRL has good and valid title to, or a
                     -------------------
valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, used in conducting its business, except for properties and assets disposed of in the ordinary course of MRL's business. All properties and assets owned by MRL are owned free and clear of all Liens, except
(i) those reflected or reserved against in the MRL Balance Sheet, (ii) Taxes and general and special assessments not in default and payable without penalty or interest, (iii) Liens set forth in Section 3.19 of the Disclosure Schedule and
                                   ------------
(iv) easements, restrictions and covenants of public record.

         3.20  Condition and Uses of Properties.
               --------------------------------

               (a)   Condition of Properties. Except as set forth in Section
                     -----------------------                         -------
3.20 of the Disclosure Schedule, all machinery, equipment, fixtures, vehicles,
----
and other tangible personal property owned, leased or used by MRL is and will be on the Closing Date in good operating condition and repair, reasonable wear and tear excepted. Except as set forth in Section 3.20 of the Disclosure Schedule,
                                      ------------
all buildings, offices and other real property improvements owned, leased or used by MRL are in good condition for buildings and improvements of their type and age and are free from serious defects which would impair their ordinary commercial utility in the foreseeable future as presently being used, and on the Closing Date shall be in the same condition as on the date of this Agreement, normal wear and tear excepted.

               (b)   Uses of Properties. MRL has the right to use its real and
                     ------------------
personal properties and assets for all operations presently conducted by MRL and the present uses of its properties and assets are in compliance in all material respects with all applicable laws, ordinances, restrictions, covenants and regulations (including, without limitation, any building, zoning, health, fire, safety or other ordinance, code or regulation). There are no zoning or other restrictions upon the use of the properties and assets or improvements thereto owned or used by MRL which, either individually or in the aggregate, would materially affect the use, location or construction of such properties, assets or improvements thereto located thereon as presently used, located and constructed.

         3.21  Real Property. Section 3.21 of the Disclosure Schedule lists and
               -------------  ------------
reflects as of the Closing Date all real property ever owned, leased or subleased by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership, together with a description of the location of such property, the improvements located thereon and the net book value thereof on the books of MRL. MRL currently does not own any real property other than the leasehold interests identified in Section 3.21 of the
                                                          ------------
Disclosure Schedule. MRL previously has delivered to PPD copies of all leases, subleases and agreements for the rental of real property to which MRL is a party (as lessor, lessee, sublessor, or sublessee) or by which its properties or assets may be bound, together with all amendments and modifications thereto.

         3.22  Personal Property. MRL has delivered to PPD a list which reflects
               -----------------
in all material respects as of the Closing Date (i) all of the equipment of MRL with a book value greater than $5,000 including, without limitation, equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, and leasehold improvements; (ii) all other items of tangible personal property with a book value greater than $5,000 owned by MRL; and (iii) for each lease arrangement with an aggregate lease amount of more than $5,000, all equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, leasehold improvements and all other items of tangible personal property leased by MRL from or to any third party, together with the location and terms under which each is leased.

         3.23  Intellectual Property.
               ---------------------

               (a)   Disclosure of Intellectual Property. Section 3.23 of the
                     -----------------------------------  ------------
Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights and mask works that are included in the MRL Intellectual Property, including the jurisdictions in which each such MRL Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which MRL is a party and pursuant to which any person is authorized to use any MRL Intellectual Property, and (iii) all licenses, sublicenses and other agreements to which MRL is a party and pursuant to which MRL is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in, are or form a part of any MRL Intellectual Property or used in the conduct of the business of MRL.

               (b)   Ownership. MRL owns or is licensed or otherwise possesses
                     ---------
legally enforceable rights to use all MRL Intellectual Property. To the Knowledge of MRL, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of MRL) of any MRL Intellectual Property rights. MRL has not brought any action, suit or proceeding for infringement of MRL Intellectual Property or breach of any license or agreement involving MRL Intellectual Property against any third party. MRL has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any MRL Intellectual Property.

               (c)   No Rights Terminated; Filings. No rights to the MRL
                     -----------------------------
Intellectual Property have been canceled, abandoned or otherwise terminated and all patent applications, trademark applications and copyright applications included in the MRL Intellectual Property set forth in Section 3.23 of the
                                                       ------------
Disclosure Schedule have been duly filed and are recorded on the public record in the name of MRL and all renewal fees with respect thereto have been duly paid.

               (d)   No Infringement. To the Knowledge of MRL, the conduct of
                     ---------------
the business of MRL does not infringe any patent, registered trademark, registered service mark, registered copyright, trade secret or other proprietary right of any third party.

               (e)   Licensing. All use, disclosure or lawful appropriation of
                     ---------
any MRL Intellectual Property owned by MRL and licensed to a third party has been pursuant to the terms of a written agreement between MRL and such third party. Except as set forth in Section 3.23 of the Disclosure Schedule, all use,
                              ------------
disclosure or lawful appropriation of such MRL Intellectual Property not owned by MRL and licensed from a third party has been pursuant to the terms of a written agreement between MRL and the owner of such MRL Intellectual Property, or is otherwise lawful.

         3.24  Insurance. Section 3.24 of the Disclosure Schedule lists and
               ---------  ------------
reflects all insurance policies now in force relating to MRL and its real and personal properties, assets and business (including surety bonds or other credit support therefor), including in each instance the name of the carrier, the term of the policy, the periods for which it has been continuously in effect, the annual premium, the scope of coverage and deductibles, a list of all claims made in the last three (3) years and a list of all pending claims. MRL has provided or will have provided before the Closing Date to PPD true copies of each such policy. The premiums for such insurance policies are fully paid and will be kept current through the Closing Date. There are no loans outstanding against any of such policies. Such insurance shall continue in full force to and including the Closing Date. MRL has complied in all material respects with the terms and provisions of its insurance policies. MRL has never applied for and been refused or denied any policy of insurance with respect to product or other liability matters, environmental matters, workmen's compensation or any other matter.

         3.25  Certain Employee Matters. Except as set forth in Section 3.25 of
               ------------------------                         ------------
the Disclosure Schedule, MRL has complied in all material respects with all applicable laws, rules and regulations, domestic and foreign, relating to the employment of labor. Except as set forth in Section 3.25 of the Disclosure
                                            ------------
Schedule, there are no controversies pending or, to the Knowledge of MRL, threatened between MRL and any employee or former employee.

         3.26  Labor Relations; Employee Benefit Plans. None of the employees of
               ---------------------------------------
MRL is represented by a labor union or collective bargaining agent or representative, and no petition has been filed or proceeding instituted with any labor relations board seeking recognition of a bargaining agent or representative.

         3.27  Benefit Plans.
               -------------

               (a)   List of Benefit Plans. Section 3.27 of the Disclosure
                     ---------------------  ------------
Schedule lists, with respect to MRL and any MRL ERISA Affiliate, all of the MRL Plans, domestic and foreign. Section 3.27 of the Disclosure Schedule also lists
                             ------------
each outstanding loan in excess of $5,000 made by MRL or any MRL ERISA Affiliate to an employee, officer or director of MRL or any MRL ERISA Affiliate.

           (b) Plan Documents. With respect to each MRL Plan, MRL has made
               --------------
available to PPD prior to the execution and delivery of this Agreement a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by MRL to its employees concerning the extent of the benefits provided under a MRL Plan; (iv) for the three most recent fiscal years (A) the Form 5500 and attached schedules,
(B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information; and (v) all rulings and determination letters and any open requests for rulings or letters that pertain to any MRL Plans.

           (c) Compliance with Laws and Plan Documents. Except as set forth in
               ---------------------------------------
Section 3.27 of the Disclosure Schedule: (i) each MRL Plan has been established
------------
and administered in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each MRL Plan which is intended to be qualified within the meaning of Code ss. 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) to the Knowledge of MRL, no event has occurred and no condition exists that has subjected or would subject MRL, either directly or by reason of its affiliation with any member of its "controlled group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code (S)(S) 414(b), (c), (m) or (o)), to any Tax, fine, Lien, penalty or other liability (other than liability pursuant to the terms of an MRL Plan) imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each MRL Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (v) no "reportable event" (as such term is defined in ERISA (S) 4043), "prohibited transaction" (as such term is defined in Code (S) 4975) or "accumulated funding deficiency" (as such term is defined in ERISA (S) 302 and Code (S) 412 (whether or not waived)) has occurred with respect to any MRL Plan; (vi) no MRL Plan provides, and MRL has no obligation to provide, any retiree welfare benefits (including without limitation post-retirement health and life insurance coverage); and (vii) to the Knowledge of MRL, to the extent applicable to any of the MRL Plans, MRL has complied in all material respects with the health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder and the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder. None of the MRL Plans currently is covered by Title IV of ERISA and MRL is not a party to and has not made any contribution to or otherwise incurred any obligation under any "multiemployer" plan as defined in (S) 3(37) of ERISA. All contributions, premiums or payments required to be made with respect to the MRL Plans have been made, and as of the Effective Time will have been made, on or before their due dates.

           (d) Foreign Plans. With respect to any of the MRL Plans formed under
               -------------
and/or governed by the substantive laws of any foreign jurisdiction, to the Knowledge of MRL, each of the MRL Plans has been at all times, is and will be at the Effective Time in compliance in all material respects with (i) all applicable foreign laws, rules, regulations, orders and mandates of any Governmental Entity having power to regulate the MRL Plans, and (ii) all of the terms, restrictions and conditions of the MRL Plan documents.

          (e)   Increased Expense. There has been no amendment to, written
                -----------------
interpretation or announcement (whether or not written) by MRL or any MRL ERISA Affiliate relating to, or change in participation or coverage under, any MRL Plan which would materially increase the expense of maintaining such MRL Plan above the level of expense incurred with respect to that MRL Plan for the most recent fiscal year included in the MRL Financial Statements.

          (f)   No Suits or Claims. With respect to any MRL Plan: (i) no
                ------------------
actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of MRL, threatened, and (ii) to the Knowledge of MRL, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

          (g)   Payment or Acceleration of Benefits. Except as set forth in
                -----------------------------------
Section 3.27 of the Disclosure Schedule, neither the execution and delivery of
------------
this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment of money or other property (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise, whether or not such payment would constitute a parachute payment within the meaning of Code ss. 280G) becoming due or accelerate or provide any other rights or benefits to any present or former officer, director, employee or Related Party or any present or former officer, director, employee of an MRL ERISA Affiliate, (ii) materially increase any benefits otherwise payable by MRL or (iii) result in the acceleration of the time of payment or vesting of any benefits under any agreement or plan (including any stock option, stock appreciation right, restricted stock or stock purchase plan).

     3.28 Bank Accounts; Director and Officers. A complete list of all bank
          ------------------------------------
accounts and safe deposit boxes, if any, maintained by MRL and all persons entitled to draw thereon or with access thereto is set forth in Section 3.28 of
                                                                ------------
the Disclosure Schedule, which also sets forth the names of the sole director and officers of MRL.

     3.29 Environmental Matters.
          ---------------------

          (a)   Compliance with Laws. Except as set forth in Section 3.29
                --------------------                         ------------
of the Disclosure Schedule, MRL has no Knowledge that MRL or any of its employees or agents or any other person has released or disposed of Hazardous Materials on, near or about the properties and assets ever owned, leased or used by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership, in the operation of its business except for such releases that are in compliance with all applicable Environmental Laws. Except as set forth in Section 3.29 of the Disclosure Schedule, MRL has been at all times in material compliance with all Environmental Laws.

          (b)   Environmental Permits. Section 3.29 of the Disclosure Schedule
                ---------------------  ------------
lists all material environmental Permits required for the business and operations of MRL. MRL has filed all necessary notifications with each appropriate Governmental Entity regarding air, water and ground emissions of Hazardous Materials and has been issued and has maintained in current status all material Permits required in connection with such emissions or discharges for the handling, storage, transport and disposal of Hazardous Materials.

          (c)   Proper Disposal of Hazardous Materials. To the Knowledge of MRL,
                --------------------------------------
all, if any, arrangements with third parties regarding disposal, or the transportation for disposal, of Hazardous Materials of MRL have been made in material compliance with all applicable Environmental Laws and in particular such third parties are duly licensed to carry out such activities.

          (d)   Absence of Environmental Spills. Except as set forth in Section
                -------------------------------                         -------
3.29 of the Disclosure Schedule, none of the following has occurred with respect
----
to any real property ever owned, leased, subleased or used by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership:

                (1) The emission, spill, release or discharge of any Hazardous Materials by MRL into or upon (i) the air, (ii) the soils of any such real property (or any property, airway or water adjacent thereto), or any improvements located thereon, (iii) surface water or groundwater or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any such real property, except for such emissions, spills, releases or discharges that were in compliance with applicable Environmental Laws; or

                (2) Receipt by MRL of any complaint, order, directive, claim, citation or notice by any Governmental Entity or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils of such real property (or any property, airway or water adjacent thereto), or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal system servicing any such real property, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of Hazardous Materials or
(vi) other environmental, health or safety matters affecting any such real property, or any improvements located thereon or the business conducted therein.

          (e)   Absence of Underground Storage Tanks. Except as set forth in
                ------------------------------------
Section 3.29 of the Disclosure Schedule, MRL has never maintained or used any
------------
underground storage tanks (USTs), landfills or other underground storage or disposal system for Hazardous Materials on any real property ever owned, leased, subleased or used by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership.

          (f)   No Environmental Notifications Filed by MRL. No notification of
                -------------------------------------------
release of Hazardous Materials pursuant to CERCLA or the Federal Clean Water Act, or any other applicable Environmental Laws, has been filed by MRL or, to the Knowledge of MRL, by any other party, as to the real property ever owned, leased or used by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership.

          (g)   Other Environmental Matters. MRL has not selected disposal
                ---------------------------
sites, or entered into agreements with third parties who have, to the Knowledge of MRL, selected disposal sites, resulting in the ultimate disposal by MRL or any such third parties of Hazardous Materials generated by MRL on such sites, which are not approved sites (under applicable Environmental Laws) for the Hazardous Materials being disposed of, which are listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA, or which are contained or formally proposed to be contained on a list of hazardous substance sites requiring investigation or clean-up promulgated under any other Environmental Laws. MRL has no Knowledge or notice of any existing environmental regulatory requirement with a future compliance date that will require operational changes or capital expenditure at the facilities ever owned by or used by MRL or Medical Research Laboratories, a Kentucky general partnership and formerly an Ohio general partnership.

          (h) Absence of Notices of Violations, Claims, Etc. Except as set forth
              ---------------------------------------------
in Section 3.29 of the Disclosure Schedule, there are no outstanding notices of
   ------------
violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, civil or criminal, at law or in equity, pending or, to the Knowledge of MRL, threatened against MRL, and, to the Knowledge of MRL, no investigation or review is pending or threatened against MRL by any Governmental Entity with respect to any violation of any Environmental Laws in connection with the conduct of its business. Additionally, no legal proceeding, whether criminal or civil (in law or at equity) is, to the Knowledge of MRL, threatened or pending against MRL with regard to public or private nuisance (or other legal theory or statutory or code provision of like import) allegedly arising out of the operation of its business and/or the discharge or emission therefrom of Hazardous Materials, noise or other noxious emissions.

     3.30 Accuracy of Representations and Warranties. No representation or
          ------------------------------------------
warranty by any Shareholder or by MRL expressed in this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits to state a material fact with respect to the required subject matter thereof which is necessary to prevent any such information contained therein in the aggregate from being misleading.

     3.31 Powers of Attorneys. No person holds any Tax or other power of
          -------------------
attorney from MRL with respect to any matter.


     3.32 Investment Representation. Each Shareholder is a resident of Kentucky
          -------------------------
or Ohio and understands that the PPD Stock has not been registered under the Securities Act and is being issued in reliance upon the exemption thereof for transactions by an issuer not involving any public offering. Each Shareholder represents that (i) Shareholder is acquiring the PPD Stock for Shareholder's own account for investment and not with a view to immediate distribution, fractionalization or resale thereof to any other person; (ii) Shareholder will not sell or otherwise dispose of the PPD Stock except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder and the terms of PPD's insider trading policy as provided in Section 6.10; (iii) Shareholder has not relied
                              ------------
upon Subsidiary or PPD for any explanation of the application of the various federal or state securities laws with regard to the acquisition of the PPD Stock; (iv) Shareholder has such knowledge and experience in business and financial matters as is necessary to fully understand and completely evaluate the risks and merits of holding the PPD Stock as provided in this Agreement; and
(v) Shareholder understands that the PPD Stock will not be registered under the

Securities Act by reason of issuance in a transaction exempt from the registration requirements of the Securities Act and that, except to the extent provided in the Registration Rights Agreement, Shareholder is aware that no market may exist for the resale of the PPD Stock and Shareholder may be required to hold the PPD Stock indefinitely and therefore bear the economic risk associated with holding the PPD Stock indefinitely.

     3.33 Related Party Transactions. Section 3.33 of the Disclosure Schedule
          --------------------------
lists all existing, outstanding, proposed and pending transactions, agreements, understandings, loans, benefits, commitments or other arrangements between MRL and each Related Party.

     3.34 Disclosure Schedule. All information set forth in the Disclosure
          -------------------
Schedule delivered by the Shareholders and MRL to PPD and Subsidiary with and upon execution of this Agreement is true, correct and complete in all material respects and set forth in a manner that is not materially misleading as of the date of this Agreement. To the Knowledge of MRL, all documents and other writings furnished to PPD or Subsidiary pursuant to this Agreement or the Disclosure Schedule are true, correct and complete in all material respects as of the date furnished and any and all modifications or amendments of the same have been delivered to PPD and Subsidiary; provided, however, that PPD and Subsidiary acknowledge that any projections delivered to PPD or Subsidiary in connection with the Agreement involve a number of risks and uncertainties, and it is possible that future circumstances may differ from the assumptions on which such projections are based, but MRL and the Shareholders have no reason to believe that the assumptions on which such projections were based were unreasonable at the time such projections were made. From time to time prior to and including the Closing Date, the Shareholders and MRL shall update the Disclosure Schedule to reflect any material change in the Disclosure Schedule. Any notification of an update to the Disclosure Schedule shall specifically identify any and all of the representations, warranties or covenants materially affected by the event, occurrence or information that necessitated the giving of such notification. Any notification or other disclosure, including any amendment or supplement to the Disclosure Schedule, provided to PPD and/or Subsidiary subsequent to the execution of this Agreement by PPD and Subsidiary shall in no way amend or supplement the Disclosure Schedule or this Agreement or qualify or otherwise limit the representations, warranties and covenants of the Shareholders contained in this Agreement.

     3.35 Ownership of PPD Stock. Neither MRL nor any Shareholder nor any
          ----------------------
Related Party beneficially owns any shares of PPD Stock.

     3.36 Absence of Certain Changes Since December 31, 2000. Except as set
          --------------------------------------------------
forth in Section 3.36 of the Disclosure Schedule, since December 31, 2000 and
         ------------
through the date of this Agreement (i) there has not been any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect, (ii) MRL has conducted its business only in the ordinary course consistent with past practice and (iii) neither MRL nor any of the Shareholders has taken any action which, if taken after the date hereof, would constitute a breach of their agreements contained in Article 5.
             ---------

         3.37 Continuity of Business Enterprise. MRL operates at least one
              ---------------------------------
significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations.

         All representations, warranties and covenants contained herein are material, are inducements to PPD and Subsidiary to enter into this Agreement, and shall be considered extended to cover the period from the date hereof until the Closing and renewed at such time (with the same force and effect as if made on the Closing Date) and shall survive the Closing for the period provided in this Agreement.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF PPD AND SUBSIDIARY
              ----------------------------------------------------

         PPD and Subsidiary, jointly and severally, represent and warrant to MRL and the Shareholders as follows:

         4.1 Organization, Standing and Power. PPD is a corporation duly
             --------------------------------
organized and validly existing, and has complied with all requirements to continue its existence under the laws of the State of North Carolina, and has the power and authority (corporate and otherwise), to own, lease, use and operate its properties and assets and to transact its business where and as now conducted. Subsidiary is a limited liability company duly organized and validly existing, and has complied with all requirements to continue its existence under the laws of the State of Kentucky, and has the power and authority (limited liability company and otherwise), to own, lease, use and operate its properties and assets and to transact its business where and as now conducted.

         4.2 Execution and Delivery Authorized. The execution and delivery of
             ---------------------------------
this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of PPD and the managers of Subsidiary. This Agreement constitutes the valid and legally binding obligations of PPD and Subsidiary enforceable against PPD and Subsidiary in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         4.3 No Default Upon Execution and Performance of Agreement. The
             ------------------------------------------------------
execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with, result in any default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under any material note, mortgage, document, instrument, contract or agreement to which either PPD or Subsidiary is a party or by which either of them is or may be bound, or (ii) result in a violation of any provision of the Articles of Incorporation or Bylaws of PPD or the Articles of Organization or Operating Agreement of Subsidiary.

         4.4 Shares of PPD Stock. The shares of PPD Stock to be issued pursuant
             -------------------
to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and, assuming the accuracy of the Shareholders' representations and warranties in Section 3.32
                                                                ------------
hereof, will be issued in compliance with federal and applicable state securities laws.

         4.5 Accuracy of Representations and Warranties. None of the
             ------------------------------------------
representations or warranties of PPD or Subsidiary contained in this Agreement contains any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading.

         4.6 Taxes.
             -----

             (a) No Intention to Reacquire Stock. There is no present intention
                 -------------------------------
of PPD or Subsidiary, or any person related (as defined in Section 1.368-1(e)(3) of the Treasury Regulations) to PPD or Subsidiary, to acquire, with consideration other than PPD Stock, PPD Stock furnished in the Merger, either directly or through any transaction, agreement, or arrangement with any other person, except for (i) escrowed PPD Stock in the General Escrow which may revert to PPD pursuant to the General Escrow Agreement and (ii) any PPD Stock that may be acquired by PPD through a stock repurchase program.

             (b) Continuity of Business Enterprise. It is the present intention
                 ---------------------------------
of PPD and Subsidiary to continue at least one significant historic business line of MRL, or to use at least a significant portion of MRL's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations.

             (c) Control of Subsidiary. PPD will be in direct Control ("Control"
                 ---------------------
is defined as ownership of stock of a corporation possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation) of Subsidiary at the Closing Date. On the Closing Date, Subsidiary will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire shares in Subsidiary that, if exercised or converted, would affect PPD's retention of Control of Subsidiary. There is no present intention of PPD and Subsidiary to issue additional shares of Subsidiary's stock that would result in PPD losing Control of Subsidiary.

             (d) Check-the-Box Election. Subsidiary has, or prior to the Closing
                 ----------------------
Date will have, filed IRS Form 8832 electing to be classified as an association taxable as a corporation for federal tax purposes, effective prior to the Closing Date, and PPD has, or prior to the Closing Date will have, consented to such election pursuant to Section 301.7701-3(c) of the Treasury Regulations.

         All representations, warranties and covenants contained herein are material, are inducements to the Shareholders and MRL to enter into this Agreement, and shall be considered extended to cover the period until the Closing and renewed at such time and shall survive the Closing for the period provided in this Agreement.

                                    ARTICLE 5
                              PRECLOSING COVENANTS
                              --------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, MRL agrees (except to the extent expressly contemplated by or disclosed elsewhere in this Agreement and consented to in writing by PPD and Subsidiary) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes; to use reasonable efforts consistent with past practice to preserve intact its present business; to use reasonable efforts consistent with past practice to keep available the services of its present officers and key employees; and to use reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. MRL agrees to promptly notify PPD of any event or occurrence after the date of this Agreement of which MRL is aware which could have a Material Adverse Effect. Without limiting the foregoing, and except as expressly contemplated by or disclosed elsewhere in this Agreement, in Section 5.1 of the Disclosure Schedule
                                          -----------
or as otherwise set forth below, from the date of this Agreement and continuing until the earlier of the termination of this Agreement as provided in Article 10
                                                                      ----------
or the Closing Date, MRL and the Shareholders jointly and severally covenant with PPD and Subsidiary that between the date hereof and the Closing they shall:

     5.1 Notices. In consultation with PPD, give all notices and other
         -------
information, if any, required to be given to the employees of MRL, under applicable law, both domestic and foreign, in connection with the transactions provided for in this Agreement.

     5.2 No Solicitations. Not directly or indirectly solicit or initiate
         ----------------
discussions concerning or enter into negotiations with, or furnish any information which is not publicly available to, any corporation, partnership, person or other entity or group concerning any Sale Proposal involving MRL, and instruct the officers, director, advisors, or other financial or legal representatives or consultants of MRL not to take any action contrary to the foregoing provisions of this sentence. MRL has terminated all discussions with third parties regarding Sale Proposals.

     5.3 Corporate Documents. Prohibit and prevent MRL from amending its
         -------------------
Articles of Incorporation or Bylaws, or from entering into any agreement of merger, consolidation or reorganization, or entering into any plan of liquidation or dissolution.

     5.4 Corporate Structure and Stock. Prohibit and prevent MRL from issuing,
         -----------------------------
delivering or selling or authorizing or proposing the issuance, delivery or sale of, or purchasing or proposing the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

     5.5 Dividends; Changes in Capital Stock. Prohibit and prevent MRL from
         -----------------------------------
declaring or paying any dividends on or making any other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for the distributions permitted to be paid prior to Closing to the Shareholders under Section 6.12, or splitting, combining or reclassifying any of its
      ------------
capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchasing or otherwise acquiring, directly or indirectly, any shares of its capital stock, or acquiring or creating any subsidiary.

         5.6 Stock Option Plans, Etc. Prohibit and prevent MRL from
             -----------------------
accelerating, amending or changing the period of exercisability or vesting of options or other rights granted under the MRL Plans or authorizing cash payments in exchange for any options or other rights granted under any of the MRL Plans, except as may be required by the terms of the MRL Plans or any related agreements now in effect.

         5.7 Dispositions. Prohibit and prevent MRL from selling, leasing,
             ------------
licensing or otherwise disposing of or encumbering any of its properties or assets which are material, individually or in the aggregate, to MRL's business, except in the ordinary course of business consistent with past practice.

         5.8 Lawsuits. Prohibit and prevent MRL from commencing a lawsuit other
             --------
than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with PPD and Subsidiary prior to the filing of such a suit, or (iii) for a breach of this Agreement.

         5.9 Acquisitions. Prohibit and prevent MRL from acquiring or agreeing
             ------------
to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to MRL's business.

         5.10 Taxes. Prohibit and prevent MRL from making or changing any
              -----
material election in respect of Taxes, except where such change or election would not have a Material Adverse Effect, adopting or changing any accounting method in respect of Taxes, filing any material income Tax Return or any amendment to a material income Tax Return (without first offering PPD the right to review any such Tax Return or amendment), entering into any closing agreement, settling any claim or assessment in respect of Taxes, or consenting to any extension or waiver (for a duration of more than six (6) months) of the limitation period applicable to any claim or assessment in respect of Taxes.

         5.11 Revaluation. Prohibit and prevent MRL from revaluing in any
              -----------
material respect any of its assets, including without limitation writing off notes or accounts receivable other than in the ordinary course of business.

         5.12 Material Contracts. Except as provided under Section 5.17,
              ------------------                           ------------
prohibit and prevent MRL from (i) entering into any Material Contract or material commitment, (ii) violating any of the material terms of any of its Material Contracts or (iii) except in the ordinary course of MRL's business, amending or otherwise modifying or waiving any of the material terms of any of its Material Contracts.

         5.13 Exclusive Rights. Prohibit and prevent MRL from entering into or
              ----------------
amending any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products, services or technology.

         5.14 Indebtedness. Prohibit and prevent MRL from incurring any
              ------------
indebtedness for borrowed money or guaranteeing any such indebtedness or issuing or selling any debt securities or guaranteeing any debt securities of others.

         5.15 Leases. Prohibit and prevent MRL from entering into any lease or
              ------
sublease.

         5.16 Payment of Obligations. Prohibit and prevent MRL from paying,
              ----------------------
discharging or satisfying in an amount in excess of $50,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the MRL Financial Statements and the payment of MRL's payroll and accounts payable in the ordinary course of business consistent with past practice.

         5.17 Employee Benefit Plans; New Hires; Pay Increases. Prohibit and
              ------------------------------------------------
prevent MRL from (i) amending any MRL Plan except in order to comply with applicable law in a manner that does not result in a Material Adverse Effect or adopting any employee benefit or stock purchase or option plan, or (ii) or hiring any new officer-level employee or any employee having a salary in excess of $50,000 (except that it may hire a replacement for any current officer-level employee if it first provides PPD and Subsidiary advance notice regarding such hiring decision), paying any special bonus or special remuneration to any employee or director not otherwise reserved for in the MRL Balance Sheet, or increasing the compensation, severance or benefits payable or to become payable by MRL to its officers, employees and sole director other than in the ordinary course of business and consistent with past practices.

         5.18 Severance Arrangements. Prohibit and prevent MRL from granting any
              ----------------------
severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business and consistent with past practice.

         5.19 Intellectual Property. Prohibit and prevent MRL from transferring
              ---------------------
to any person or entity any rights to or interests in any MRL Intellectual Property.

         5.20 Capital Expenditures. Prohibit and prevent MRL from making any
              --------------------
capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice.

         5.21 Insurance. Prohibit and prevent MRL from reducing the amount of
              ---------
any insurance coverage provided by existing insurance policies.

         5.22 Accounting. Prohibit and prevent MRL from making any change in
              ----------
accounting methods or practices (including any change in revenue recognition, depreciation or amortization policies or rates).

         5.23 Conduct Between the Date Hereof and the Closing. Conduct the
              -----------------------------------------------
business of MRL in such a manner as to comply with the provisions of this Agreement and all representations, warranties and covenants contained herein, and neither MRL nor any of the Shareholders shall engage in any activity which would breach any of the representations, warranties or agreements of MRL or any of the Shareholders contained herein or would cause such representations and warranties to be untrue in any material respect as a result of such activity.

         5.24 Update Financial Statements, Schedules and Exhibits. Update, if
              ---------------------------------------------------
and to the extent necessary, prior to the Closing, the MRL Financial Statements, the MRL Balance Sheet and all schedules and exhibits attached hereto, including without limitation the Disclosure Schedule, to reflect any changes therein from the date hereof to and including the day immediately preceding the Closing Date (or such other date as shall be agreed to by MRL and PPD), so that such schedules and exhibits shall be true, complete and accurate as of the Closing Date as to such events (or such other date as shall be agreed to by MRL and PPD).

                                    ARTICLE 6
                              ADDITIONAL COVENANTS
                              --------------------

         6.1 Parties' Actions. MRL, the Shareholders, PPD and Subsidiary shall
             ----------------
promptly after the date hereof take all actions required by each of them to consummate the transactions contemplated by this Agreement.

         6.2 Access to Information. MRL and the Shareholders shall afford PPD
             ---------------------
and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) the properties and assets, books, contracts, commitments and records of MRL, and
(ii) all other information concerning the business, properties, assets and personnel of MRL as PPD may reasonably request. Any contact with employees, suppliers or customers of MRL shall be coordinated through the Shareholders or their designees. No investigation by PPD or Subsidiary shall diminish or obviate any of the representations, warranties, covenants or agreements of MRL or the Shareholders under this Agreement.

         6.3 Public Disclosure. Unless otherwise permitted by this Agreement,
             -----------------
MRL and the Shareholders shall consult with and obtain PPD's prior written approval before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby. PPD shall have the right to make public announcements or disclosures regarding this Agreement at such times as it determines, in good faith and in its sole discretion, that disclosure is required by applicable securities laws or the NASDAQ National Market rules provided that MRL and the Shareholders receive at least twenty-four (24) hours' prior written notice of such disclosure. Any other public announcements regarding this Agreement shall be made by PPD subject to prior review and approval by the Shareholders and MRL (such approval not to be unreasonably withheld or delayed). Nothing contained herein shall prevent either party at any time from promptly furnishing any information required by any Governmental Entity or (in the case of PPD) the NASDAQ National Market rules. PPD, MRL and the Shareholders shall cooperate in minimizing any confusion among suppliers and customers of MRL regarding transactions contemplated by this Agreement before and after the Closing.

         6.4 Key Person Employment. Effective as of the Closing Date, the
             ---------------------
Surviving Company shall enter into a three-year employment agreement with Evan
A. Stein, M.D., Ph.D. in substantially the form of Exhibit 6.4.
                                                   -----------

         6.5 Consents; Cooperation.
             ---------------------

             (a) Consents. MRL, the Shareholders, PPD and Subsidiary shall
                 --------
promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by each of them for the consummation of the Merger, and MRL and the Shareholders shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of its Material Contracts in connection with the Merger for the assignment thereof, if required.

             (b) Cooperation. Each of PPD, MRL and Evan A. Stein, M.D., Ph.D.
                 -----------
will (i) take promptly all actions necessary to make the filings required of PPD, MRL and Evan A. Stein M.D., Ph.D. or their affiliates under the HSR Act,
(ii) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission or the Antitrust Division of the DOJ pursuant to the HSR Act, and
(iii) cooperate with each other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced or asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of PPD, MRL and Evan A. Stein M.D., Ph.D. shall cooperate and use all reasonable efforts to contest and resist any order that is in effect and that prohibits, prevents or restricts consummation of the Merger or any such other transactions, unless by mutual agreement PPD and MRL decide that litigation is not in their respective best interests.

             (c) Actions Not Required. Notwithstanding anything to the contrary
                 --------------------
in subsection (a) or (b) above, PPD shall not be required to hold separately, sell or otherwise divest any of its businesses, product lines, properties or assets, or to take or agree to take any other action or agree to any limitation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on PPD and its subsidiaries or the Surviving Company after the Effective Time, or which would be reasonably likely to materially diminish the value to PPD of the transactions contemplated by this Agreement.

         6.6 Employment of Continuing Employees. PPD, MRL and the Shareholders
             ----------------------------------
agree to cooperate with one another and to use good faith efforts to cause the Continuing Employees to remain in the service of the Surviving Company following the Closing. PPD agrees that each Continuing Employee of the Surviving Company shall not lose any unpaid vacation time or personal time accrued as to MRL prior to the Closing Date. Subject to prudent business and personnel practices, PPD reserves the right to cause the Surviving Company to make necessary personnel or staffing adjustments following the Closing Date and, except as specifically provided in written employment agreements signed as a part of the transactions provided for in this Agreement, this Agreement shall not be construed to create contractual employment rights in any of such Continuing Employees other than as an employee terminable at will. Each of the Continuing Employees who continue as an employee of the Surviving Company following the Merger shall be required, as a condition of continued employment, to execute PPD's standard form of Proprietary Information and Inventions Agreement.


         6.7  Availability of PPD Benefit Plans. The Continuing Employees shall
              ---------------------------------
be subject to a September 1, 2002 entry date for enrollment and participation in PPD's benefit plans. Through August 31, 2002, the Continuing Employees shall be covered by the MRL Plans. Effective as of September 1, 2002, PPD shall make available to the Continuing Employees (with employees working at least thirty
(30) hours per week treated as full-time employees) PPD's then current employee benefit plans, including the right to roll over or directly transfer distributions from the MRL Plans which are merged or terminated, subject to any restrictions and provisions of PPD's employee benefit plans and applicable law. To the extent permitted by PPD's benefit plans and applicable law, service with MRL of a Continuing Employee prior to the Closing Date shall be recognized for all benefits (including, but not limited to, vacation time) and for eligibility and vesting purposes in PPD's defined contribution plans. However, such service shall not be recognized as credited service for purposes of determining the amount of cash contributions to PPD's 401(k) plan by PPD or similar benefit accruals under PPD's defined contribution plans. Nothing in this Agreement shall prevent or prohibit PPD from terminating or modifying any of the MRL Plans pursuant to the terms of the MRL Plans.

         6.8  Restrictions on Trading of PPD Stock Prior to Closing. MRL and
              -----------------------------------------------------
each of the Shareholders agree that they will not directly or indirectly purchase, sell or otherwise deal in shares of PPD Stock prior to the Closing Date and will use their best efforts to assure that no Related Party will directly or indirectly purchase, sell or otherwise deal in shares of PPD Stock prior to the Closing Date.

         6.9  Registration Rights. Effective as of the Closing Date, each
              -------------------
Shareholder shall enter into the Registration Rights Agreement.

         6.10 Insider Trading Policy. Notwithstanding anything in this
              ----------------------
Agreement, in no event shall any Shareholder be permitted to sell any shares of PPD Stock if such sale is prohibited by PPD's insider trading policy then in effect. In addition, each Shareholder is subject to any resale restrictions imposed by applicable law or regulations, including without limitation the Securities Act.

         6.11 Tax Returns After Closing. Following the Closing, Shareholders
              -------------------------
shall, at their expense, prepare and timely file on behalf of MRL an Internal Revenue Service Form 1120S, including Schedule K-1, along with the appropriate state income tax return for (i) the tax year ended December 31, 2001, and (ii) the period beginning January 1, 2002 and ending on the Closing Date, in each case in a form that is reasonably acceptable to PPD, with a copy of each such return as filed to be delivered to PPD within thirty (30) days of filing.

         6.12 Permitted Distributions to Shareholders. Subject to the
              ---------------------------------------
limitations and repayment obligations set forth in this Section 6.12:
                                                        ------------

              (a) S Corporation Distributions. MRL shall have the right to make
                  ---------------------------
distributions (the "Estimated S Corporation Distributions") to the Shareholders
                    -------------------------------------
at any time on or before the Closing Date in an aggregate amount equal to: (i) Forty-Eight Percent (48%) (the assumed combined effective federal and state income tax rate) multiplied by the estimated taxable income of MRL (as determined by mutual agreement of the accountants for MRL and PPD) for the period or periods commencing on or after January 1, 2001 through the Closing Date, but only to the extent such income is attributable to the Shareholders and required to be reported on their respective individual federal income tax returns, less (ii) the aggregate amount of all prior distributions to the Shareholders as shareholders during such period or periods other than the distributions to the Shareholders in April 2001 in the amounts of $6,794,003 and $999,990. Within sixty (60) days after the Closing of the Merger, the Surviving Company shall pay to the Shareholders (if (A) below is greater than (B) below) or the Shareholders shall pay to the Surviving Company (if (B) below is greater than (A) below), as the case may be, an amount equal to the difference between:
(A) Forty-Eight Percent (48%) multiplied by the actual taxable income of MRL reported on its income tax returns filed for the period or periods commencing on or after January 1, 2001 through the Closing Date, but only to the extent such income is attributable to the Shareholders and required to be reported on their respective individual federal income tax returns, and (B) the aggregate of all Estimated S Corporation Distributions to the Shareholders (excepting the distributions to the Shareholders in April 2001 in the amounts of $6,794,003 and $999,990). In the event taxable income for the period commencing on or after January 1, 2002 through the Closing Date is negative, then there shall be no distribution by MRL to the Shareholders or any payment by the Shareholders to the Surviving Company under this Section 6.12(a) for such period.
                                 ---------------

              (b) Excess Quick Assets. MRL shall have the right to distribute to
                  -------------------
the Shareholders prior to the Closing an amount not to exceed in the aggregate the Excess Quick Assets, if any, after taking into account all Estimated S Corporation Distributions made or to be made under Section 6.12(a), provided
                                                   ---------------
that: (i) immediately after giving effect to such distribution under this
Section 6.12(b) the Quick Assets exceed two (2) times the Quick Liabilities and
---------------
(ii) MRL does not incur any indebtedness to fund such distribution.

              At Closing, the Shareholders shall deliver to PPD their proposed Closing Balance Sheet, and the Shareholders shall have until thirty (30) days after the Closing Date to make any adjustments or corrections they deem appropriate and to provide PPD with a copy of their proposed Closing Balance Sheet, as adjusted or corrected. The proposed Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall take into account all Estimated S Corporation Distributions made or to be made under Section 6.12(a), which will be adjusted
                                       ---------------
to take into account the actual distributions permitted under Section 6.12(a) as
                                                              ---------------
finally determined.

              Within sixty (60) days after the Closing Date, PPD shall have the right to review and audit, at PPD's sole expense, the proposed Closing Balance Sheet provided by the

Shareholders, as adjusted or corrected. Each party shall pay its own expenses in connection with its review and adjustment of the proposed Closing Balance Sheet as provided below.

                  If PPD believes that the proposed Closing Balance Sheet has not been prepared in accordance with this Section 6.12 or otherwise disputes any
                                          ------------
item or amount therein, then PPD shall notify the Shareholders in writing thereof (the "PPD Notice") within sixty (60) days after the Closing Date. The
              ----------
PPD Notice shall set forth in reasonable detail the alleged nonconformance with this Section 6.12 and/or the items and amount(s) being disputed. If PPD does not
     ------------
so notify the Shareholders within sixty (60) days after the Closing Date, the proposed Closing Balance Sheet shall become final and binding upon all parties at the end of such period. If PPD does so notify the Shareholders, then the Shareholders and PPD shall attempt in good faith to resolve such dispute(s), and if such a resolution is reached, upon execution of a written consent by the Shareholders and PPD to such effect the proposed Closing Balance Sheet shall become final and binding upon all parties on the date of such resolution. If the Shareholders and PPD are unable to resolve any disputed item within ten (10) days after receipt of the PPD Notice, such disputed item(s) shall be submitted to a nationally recognized accounting firm (other than PPD's, MRL's or the Shareholders' regular accountants and/or auditors or their successors) mutually acceptable to the parties (the "Auditor"), which shall be instructed to
                                -------
arbitrate such disputed item(s) and determine the Quick Assets and Quick Liabilities within forty (40) days after receipt of the PPD Notice. The resolution of disputes by the Auditor so selected shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the Closing Balance Sheet prepared by the Auditor shall become final and binding upon all parties on the date of such resolution. The Auditor's fees and expenses shall be shared equally by the Shareholders and PPD.

                  The Excess Quick Assets distributed to the Shareholders shall be subject to adjustment, which may be positive or negative, for any difference between the distributed Excess Quick Assets determined with reference to the Quick Assets and Quick Liabilities reflected on the proposed Closing Balance Sheet delivered to PPD at the Closing and the Excess Quick Assets determined with reference to the Quick Assets and Quick Liabilities reflected on the final Closing Balance Sheet after final determination as provided above. To the extent that the Excess Quick Assets reflected on the Closing Balance Sheet after final determination as provided above are less than the actual distributions of Excess Quick Assets to the Shareholders, then the Shareholders shall pay to the Surviving Company the difference in cash within ten (10) days of final determination, together with interest accrued thereon from the Closing Date through the date of payment at the rate of Six Percent (6%) per annum. To the extent that the Excess Quick Assets reflected on the Closing Balance Sheet after final determination as provided above are more than the actual distributions of the Excess Quick Assets to the Shareholders, then the Surviving Company shall pay to the Shareholders the difference in cash within ten (10) days of final determination, together with interest accrued thereon from the Closing Date through the date of payment at the rate of Six Percent (6%) per annum.

           6.13   Notification of Certain Matters. MRL and the Shareholders
                  -------------------------------
shall give prompt notice to PPD and Subsidiary, and PPD and Subsidiary shall give prompt notice to MRL and the Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of MRL, the Shareholders, PPD or Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however,
                                                            -----------------
that the delivery of any notice pursuant to this Section 6.13 shall not limit or
                                                 ------------
otherwise affect the remedies available hereunder to the party receiving such notice.

           6.14   Real Estate Lease. Effective as of the Closing Date, Evan A.
                  -----------------
Stein, M.D., Ph.D. and the Surviving Company shall enter into an Assignment, Assumption and Amendment of Lease and Consent of Lessor for the real property and improvements currently occupied by MRL in Highland Heights, Kentucky in substantially the form of Exhibit 6.14.
                          ------------

           6.15   Minimum Cash. MRL and the Shareholders covenant and agree
                  ------------
that, immediately after the Closing of the Merger on the Closing Date, MRL shall have at least Four Million Five Hundred Thousand Dollars ($4,500,000) in cash on hand, as reflected on the Closing Balance Sheet and after taking into account all distributions made or to be made under Section 6.12(a) and Section 6.12(b).
                                           --------------      --------------
If at the Closing MRL has cash on hand of less than Four Million Five Hundred Thousand Dollars ($4,500,000), as reflected on the Closing Balance Sheet and after taking into account all distributions made or to be made under Section
                                                                     -------
6.12(a) and Section 6.12(b), then the cash portion of the Merger Consideration
------      --------------
to be delivered to the Shareholders pursuant to Section 2.5(iii) shall be
                                                ---------------
reduced dollar-for-dollar by the amount by which the cash on hand at Closing is less than Four Million Five Hundred Thousand Dollars ($4,500,000). If at the Closing MRL has cash on hand of Four Million Five Hundred Thousand Dollars ($4,500,000) or more, as reflected on the proposed Closing Balance Sheet and after taking into account all distributions made or to be made under Section
                                                                     -------
6.12(a) and Section 6.12(b), but the final Closing Balance Sheet adjusted as
------      --------------
provided in Section 6.12(b) reflects that MRL actually had on hand at Closing
            --------------
cash of less than Four Million Five Hundred Thousand Dollars ($4,500,000), then the Shareholders shall pay cash to the Surviving Company equal to the amount by which cash on hand as shown on the final Closing Balance Sheet is less than Four Million Five Hundred Thousand Dollars ($4,500,000) within ten (10) days of final determination, together with interest accrued thereon from the Closing Date through the date of payment at the rate of Six Percent (6%) per annum.

           6.16   Further Assurances. Each party hereto, at the reasonable
                  ------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby, whether before, at or after Closing.

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER
                            ------------------------

           7.1    Conditions to Obligations of PPD and Subsidiary. The
                  -----------------------------------------------
obligations of PPD and Subsidiary hereunder shall be subject, in each instance, to the fulfillment, or written waiver by them (which waiver may be granted or withheld in its or their sole and absolute discretion), of each of the following conditions at or prior to the Closing (or such other time as specified below):

                  (a)   Correctness of Warranties. All of the representations
                        -------------------------
and warranties of the Shareholders and MRL contained in this Agreement, and in any document or instrument delivered in connection with this Agreement or the transactions contemplated hereby, were true and correct when made and shall be true and correct at and as of the Closing Date (except such representations, warranties and matters which are specifically limited by reference to an earlier date and were true and correct as of such earlier date).

                  (b)   Performance of Obligations. Each of the Shareholders and
                        --------------------------
MRL shall have performed and complied with all of the obligations, covenants and conditions required to be performed or complied with by them at or prior to the Closing.

                  (c)   Adverse Change. There shall have been no change in the
                        --------------
business, operation, prospects or condition, financial or otherwise, of MRL from the date hereof to the Closing Date which results or could result in a Material Adverse Effect.

                  (d)   Third Party Consents. PPD shall have been furnished with
                        --------------------
evidence reasonably satisfactory to it of the consent or approval of those persons whose consent or approval shall be required to effect the Merger and to consummate the transactions contemplated by this Agreement.

                  (e)   Governmental Approval. PPD, MRL, Subsidiary and Evan A.
                        ---------------------
Stein, M.D., Ph.D. shall have obtained the HSR Clearance, and PPD, MRL, Subsidiary and the Shareholders shall have timely obtained from each Governmental Entity all other approvals, waivers, authorizations and consents necessary for consummation of or in connection with the Merger and the transactions contemplated by this Agreement.

                  (f)   Certificate of Shareholders and MRL. PPD and Subsidiary
                        -----------------------------------
shall have been provided with a certificate dated the Closing Date, executed on behalf of MRL by its Chief Executive Officer or President and its Chief Financial Officer and executed by each Shareholder to the effect that, as of the Closing Date, the conditions provided for in Section 7.1(a) and Section 7.1(b)
                                             -------------      -------------
above have been satisfied. The certificate shall have the effect of affirming the representations and warranties made by MRL and the Shareholders on and as of the Closing Date.

                  (g)   Documents to be Delivered by the Shareholders. In
                        ---------------------------------------------
addition to any other documents or records required to be delivered hereunder, the Shareholders shall deliver or cause to be delivered to PPD or Subsidiary at Closing (or as otherwise provided for herein):

                        (1) Stock certificates representing all of the issued and outstanding shares of MRL Stock. Each certificate representing shares shall be endorsed in blank for effective cancellation and accompanied by such other assignments as PPD may reasonably request.

                        (2) The employment agreement with Evan A. Stein, M.D., Ph.D. attached as Exhibit 6.4, duly executed by and binding upon him in
                  -----------
accordance with its terms.

                        (3) The Assignment, Assumption and Amendment of Lease and Consent of Lessor attached as Exhibit 6.14, duly executed by Evan A. Stein,
                                  ------------
M.D., Ph.D. and binding upon him in accordance with its terms.

                        (4) All books and records of MRL including, without limitation, the stock book and ledger, the corporate seal, minutes book and books of account.

                        (5) The written consents required from those persons, Governmental Entities or other entities whose consent or approval shall be required to effect the Merger and to consummate the transactions contemplated by this Agreement.

                        (6) A certificate of existence of MRL certified by the State of Kentucky and dated as of a date no more than fifteen (15) days prior to the Closing Date.

                        (7) Copies of the resolutions duly adopted by the sole director of MRL and the Shareholders, certified as of the Closing Date by the Secretary of MRL, evidencing the approval and authorization of the execution of this Agreement, the consummation of the transactions contemplated by this Agreement and the taking of all necessary action (corporate and otherwise) to enable MRL and the Shareholders to comply with all of the terms of this Agreement.

                        (8) The General Escrow Agreement duly executed by and binding upon each Shareholder.

                        (9) The Registration Rights Agreement duly executed by and binding upon each Shareholder.

                        (10) Written terminations effective as of the Closing Date of all employment agreements between MRL and Robert Hill and Tom Tollenaere.

                        (11) Written terminations effective as of the Closing Date of all consulting agreements with Roblinda Consulting, Ltd., T2 Data Consult BVBA and Medical Applications Consultants, Inc.

                        (12) Written terminations effective as of the Closing Date of all buy-sell agreements and shareholders' agreements which have been executed by any of the Shareholders and the buy-sell agreements referenced in
Section 3.6(a) of the Disclosure Schedule.
-------------

                        (13) Written consent of Shareholders authorizing the MRL Select Transactions and the compensation arrangements thereunder.

                        (14) Written consent of all of the Shareholders approving the MRL Select Transactions and the compensation provided for under the employments agreements and consulting agreements identified in Section 3.12
                                                                   ------------
of the Disclosure Schedule so as to avoid application of(S)280G of the Code to any such payments or compensation thereunder.

                        (15) Such other instruments, documents or certificates required by this Agreement or as PPD or its counsel shall reasonably request.

                  (h)   Closing of the Share Purchase Agreement. The
                        ---------------------------------------
simultaneous closing of the transactions contemplated by the Share Purchase Agreement.

                  (i)   No Injunctions or Restraints. No Governmental Entity
                        ----------------------------
shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                  (j)   Employment Agreements. Paula Steiner and Joseph L.
                        ---------------------
Staneck shall have entered into employment agreements with the Surviving Company upon terms acceptable to PPD.

                  (l)   Signature Cards. New signature cards shall have been
                        ---------------
executed with respect to all bank accounts and safe deposit boxes of MRL with signatories as specified by PPD.

                  (m)   Lease Memorandum. A memorandum of lease in form
                        ----------------
reasonably satisfactory to PPD shall have been recorded in the appropriate recording office to evidence of public record the lease which is the subject of
Exhibit 6.14.
------------

                  (n)   Termination of Consulting and Employment Agreements;
                        ---------------------------------------------------
MRL Select Transactions. All of the consulting agreements and employment
-----------------------
agreements identified in Section 3.12 of the Disclosure Schedule shall have been
                         ------------
terminated by MRL prior to Closing and on terms and conditions reasonably acceptable to PPD. In addition, the completion of the MRL Select Transactions shall have been effected by MRL prior to Closing and in a manner reasonably acceptable to PPD so as to avoid any adverse financial reporting and tax consequences.

                  (o)   Opinion of Counsel. Counsel to MRL and the Shareholders
                        ------------------
shall have delivered to PPD and Subsidiary an opinion of counsel in form reasonably satisfactory to PPD and Subsidiary.

           7.2    Conditions to Obligations of Shareholders and MRL. The
                  -------------------------------------------------
obligations of each of the Shareholders and MRL hereunder shall be subject, in each instance, to the fulfillment, or written waiver by them (which waiver may be granted or withheld in its or their sole and absolute discretion), of each of the following conditions at or prior to the Closing:

                  (a)   Representations and Warranties. All of the
                        ------------------------------
representations and warranties of PPD and Subsidiary contained in this Agreement, and in any document or instrument delivered in connection with this Agreement or the transactions contemplated hereby, were true and correct when made and shall be true at and as of the Closing Date (except such representations, warranties and matters which relate solely to an earlier date and were true and correct as of such earlier date).

                  (b)   Performance of Obligations. PPD and Subsidiary shall
                        --------------------------
have performed and complied with all of the obligations, covenants, conditions and agreements required to be performed or complied with by them at or prior to the Closing.

                  (c)   Third Party Consents. The Shareholders shall have been
                        --------------------
furnished with evidence satisfactory to them of the consent or approval of those persons, Governmental Entities or other entities whose consent or approval shall be required to effect the Merger and to consummate the transactions contemplated by this Agreement.

                  (d)   Tax-Free Reorganization. The Shareholders shall be
                        -----------------------
reasonably satisfied, based on their own investigations and legal counsel, that the exchange of their shares of MRL Stock qualifies (to the extent of PPD Stock received and not including cash or boot) as a tax-free "reorganization" as that term is defined in (S) 368(a)(1)(A) and (S)368(a)(2)(D) of the Code.

                  (e)   Documents to be Delivered by PPD or Subsidiary. PPD or
                        ----------------------------------------------
Subsidiary shall deliver or cause to be delivered to the Shareholders at Closing (or as otherwise provided for herein):

                        (1) The Merger Consideration, including stock certificates in the names of the Shareholders, as appropriate, evidencing the shares of PPD Stock to be issued pursuant to the provisions of Section 2.5.
                                                               -----------

                        (2) Copies of the resolutions duly adopted by the board of directors of PPD and the managers of Subsidiary, certified as of the Closing Date by the Secretary (or Assistant Secretary) thereof, evidencing the approval and authorization of the execution of this Agreement and consummation of the transactions contemplated by this Agreement.

                        (3) The written consents required from those persons, Governmental Entities or other entities whose consent or approval shall be required to effect the Merger and to consummate the transactions contemplated by this Agreement.

                        (4) The General Escrow Agreement duly executed by and binding upon PPD and/or Subsidiary.

                        (5) The Registration Rights Agreement duly executed by and binding upon PPD and/or Subsidiary.

                        (6) The employment agreement with Evan A. Stein, M.D., Ph.D. attached as Exhibit 6.4, duly executed by and binding upon the
                        -----------
Surviving Company in accordance with its terms.

                        (7) Certificates of existence of PPD and Subsidiary certified by the State of North Carolina and the Commonwealth of Kentucky, respectively, and dated as of a date no more than fifteen (15) days prior to the Closing Date.

                  (8) A copy of IRS Form 8832 filed by Subsidiary prior to the Closing Date.

                  (9) Such other instruments, documents or certificates required by this Agreement or as the Shareholders or their counsel shall reasonably request.

                  (f)   Closing of the Share Purchase Agreement. The
                        ---------------------------------------
simultaneous closing of the transactions contemplated by the Share Purchase Agreement.

                  (g)   No Injunctions or Restraints. No Governmental Entity
                        ----------------------------
shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                  (h)   Governmental Approval. PPD, MRL, Subsidiary and Evan A.
                        ---------------------
Stein, M.D., Ph.D. shall have obtained the HSR Clearance, and PPD, MRL, Subsidiary and the Shareholders shall have timely obtained from each Governmental Entity all other approvals, waivers, authorizations and consents necessary for consummation of or in connection with the Merger and the transactions contemplated by this Agreement.

                  (i)   Certificate of Subsidiary and PPD. The Shareholders
                        ---------------------------------
shall have been provided with a certificate dated the Closing Date, executed on behalf of PPD by its Chief Executive Officer or President and its Chief Financial Officer to the effect that, as of the Closing Date, the conditions provided for in Section 7.2(a) and Section 7.2(b) above have been satisfied. The
                -------------      -------------
certificate shall have the effect of affirming the representations and warranties made by PPD and Subsidiary on and as of the Closing Date.

                  (j)   Opinion of Counsel. Counsel to PPD and Subsidiary shall
                        ------------------
have delivered to MRL and the Shareholders an opinion of counsel in form reasonably satisfactory to PPD and Subsidiary.

                                   ARTICLE 8
            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, ETC.
            -------------------------------------------------------

           8.1    Representations, Warranties, Covenants, Etc. of MRL and the
                  -----------------------------------------------------------
Shareholders. Notwithstanding any right of Subsidiary or PPD fully to
------------
investigate the affairs of MRL and notwithstanding any Knowledge of facts determined or determinable by Subsidiary or PPD pursuant to such investigation or right of investigation, Subsidiary and PPD shall have the right to rely fully upon the representations, warranties, covenants, conditions and agreements of the Shareholders and MRL contained in this Agreement, the Disclosure Schedule and any other documents or writings furnished by them to PPD or Subsidiary pursuant to this Agreement. All representations, warranties, covenants, conditions and agreements of the Shareholders and of MRL contained in this Agreement, the Disclosure Schedule and any other documents or writings furnished by them to PPD or Subsidiary pursuant to this Agreement shall survive the Closing Date for a period of eighteen (18) months, except that (i) the representations and warranties made by the Shareholders in Section 3.4 ("Title to the Shares"), Section 3.15
                       -----------                          ------------
("Tax Matters"), Section 3.25 ("Certain Employee Matters"), Section 3.27(c)
                 ------------                               ---------------
("Compliance with Laws and Plan Documents") and Section 3.29 ("Environmental
                                                ------------
Matters") shall survive for the earliest of (A) ten (10) years after the Closing Date or (B) the applicable statute of limitations period, and (ii) any matter for which a Claims Notice has been submitted to the Shareholders prior to the expiration of the eighteen (18) month survivability period above shall survive and continue in full force and effect until final resolution of the matter set forth in the Claims Notice by an arbitrator, a court or other tribunal of competent jurisdiction or the agreement of PPD or Subsidiary and the Shareholders and satisfaction of the same.

     8.2  Representations, Warranties and Covenants of Subsidiary and PPD.
          ----------------------------------------------------------------
Notwithstanding any right of MRL and the Shareholders to fully investigate the affairs of Subsidiary and PPD and notwithstanding any Knowledge of facts determined or determinable by MRL or the Shareholders pursuant to such investigation or right of investigation, MRL and the Shareholders shall have the right to rely fully upon the representations, warranties, covenants, conditions and agreements of Subsidiary and PPD contained in this Agreement and any other documents or writings furnished by Subsidiary and PPD to them pursuant to this Agreement. All representations, warranties, covenants, conditions and agreements of Subsidiary and PPD contained in this Agreement and any other documents or writings furnished by Subsidiary and PPD to the Shareholders pursuant to this Agreement shall survive the Closing Date for a period of eighteen (18) months, except that the warranties and representations made by PPD and Subsidiary in
Section 4.6 shall survive the expiration of the statute of limitations
-----------
applicable to the federal income tax returns filed by MRL and the Shareholders reporting the transactions contemplated by this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION
                                 ---------------

     9.1 General Indemnification by Shareholders. Provided that a Claims Notice
         ----------------------------------------
has been submitted to the Shareholders prior to the expiration of the applicable survivability period specified in Section 8.1 and subject to the additional
                                  -----------
limitations set forth in this Agreement, the Shareholders shall indemnify, defend and hold harmless MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) from and against all of their General Losses. In addition, PPD and Subsidiary shall be entitled to General Indemnification from the Shareholders for General Losses arising out of or relating to the operation of the business of MRL prior to the Effective Time, except for obligations and liabilities shown on the MRL Financial Statements, the MRL Balance Sheet, the Disclosure Schedule or those permitted under Section 3.18. Any indemnification obligations of the
                -------------
Shareholders in respect of General Losses shall be satisfied only as follows: first, out of the General Holdback Property held in the General Escrow under this Agreement, and second, out of the General Holdback Property held in the General Escrow under the Share Purchase Agreement and the Shareholders shall have no liability for General Losses in excess of the General Holdback Property under this Agreement and the Share Purchase Agreement. The Shareholders acknowledge and agree that they shall have no right of subrogation or contribution or claim against MRL as a result of any breach of any representation, warranty, covenant, condition or agreement of MRL hereunder.

         Further, notwithstanding any disclosure in the Disclosure Schedule relating directly or indirectly to a Specific Loss, provided that a Claims Notice has been submitted to the Shareholders prior to the expiration of the applicable survivability period specified in Section 8.1 and subject to the
                                             -----------
additional limitations set forth in this Agreement, the Shareholders shall indemnify, defend and hold harmless MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) from and against all of their Specific Losses. Any indemnification obligations of the Shareholders in respect of Specific Losses may be satisfied only as follows: first, out of the General Holdback Property held in the General Escrow under this Agreement, second, out of the General Holdback Property held in the General Escrow under the Share Purchase Agreement, and third, by recourse to the Shareholders, jointly and severally; provided, however, that if at any
                                            ---------
time there is a PPD Payment Request (as defined in the General Escrow Agreement) or a PPD Notice (as defined in the General Escrow Agreement) relating to one or more General Losses and one or more PPD Payment Requests or PPD Notices relating to one or more Specific Losses, then PPD shall have the option to have all General Losses identified in such PPD Payment Requests and PPD Notices satisfied from the General Holdback Property prior to satisfying the Specific Losses identified in such PPD Payment Requests and PPD Notices.

         A Claims Notice may be sent by an Indemnified Party to an Indemnifying Party for a General Loss, a Specific Loss, an Asserted Liability or an Asserted Tax Liability, regardless of whether the Indemnified Party's right to indemnification may be limited in amount by Section 9.6.
                                            ------------

         9.2  General Indemnification by PPD and Subsidiary. PPD and Subsidiary
              ----------------------------------------------
shall indemnify, defend and hold harmless the Shareholders (and each of their respective successors, heirs and assigns) from and against all General Losses of the Shareholders (and each of their respective successors, heirs and assigns).

         9.3  Notice. Within a reasonable time after receipt by or Knowledge of
              -------
an Indemnified Party of any Asserted Liability or any Asserted Tax Liability that may result in a General Loss or Specific Loss of an Indemnified Party, the Indemnified Party shall promptly forward a Claims Notice to each Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in
       ------------------
notifying any Indemnifying Party shall relieve any Indemnifying Party from its indemnification obligations hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. The Claims Notice shall describe the Asserted Liability or Asserted Tax Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) for which the Indemnified Party is claiming indemnification.

         9.4  Opportunity to Defend. The Indemnifying Party may elect to
              ----------------------
compromise or defend, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability or Asserted Tax Liability; provided, however, that the Indemnifying Party may not consent to an entry of any judgment or compromise or settle any Asserted Liability or Asserted Tax Liability without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

         The Indemnifying Party will have the right to defend any such Asserted Liability or Asserted Tax Liability, so long as (i) the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will indemnify the Indemnified Party from and against all General Losses and/or Specific Losses of the Indemnified Party resulting from, arising out of or relating to the matter described in the Claims Notice, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the matter described in the Claims Notice and fulfill its indemnification obligations hereunder, (iii) the matter described in the Claims Notice involves only money damages and does not seek an injunction or other equitable relief, (iv) any settlement of, or an adverse judgment with respect to, the matter described in the Claims Notice is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the matter described in the Claims Notice actively and diligently.

         So long as the Indemnifying Party is conducting the defense of the matter described in the Claims Notice in accordance with the standards set forth above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the matter described in the Claims Notice, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter described in the Claims Notice without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter described in the Claims Notice without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

         In the event any of the conditions set forth above is or becomes unsatisfied, however, (1) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the matter described in the Claims Notice in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (2) each Indemnifying Party will reimburse the Indemnified Party promptly for the costs of defending against the matter described in the Claims Notice (including reasonable attorneys' fees, expert witness fees and expenses), and (3) any Indemnifying Party will remain responsible for any General Losses and/or Specific Losses of the Indemnified Party resulting from, arising out of, or relating to the matter described in the Claims Notice, to the fullest extent provided in this Article 9. If the
                                                      ----------
Indemnifying Party decides to defend any Asserted Liability or Asserted Tax Liability, the Indemnified Party shall make available to the Indemnifying Party any books, records, personnel or other documents within its control that are necessary or appropriate for such defense, subject to the Indemnifying Party's obligations of confidentiality to any third party.

         9.5 General Tax Indemnification by Shareholders. The Shareholders
             --------------------------------------------
shall, under the General Indemnification described in Section 9.1 above and
                                                      -----------
subject to the limitations described in Section 9.6 below, jointly and severally
                                        -----------
indemnify and hold harmless, PPD, Subsidiary and the Surviving Company from and against any Asserted Tax Liability, including any reasonable expenses incurred by PPD, Subsidiary and the Surviving Company as a result of contesting such Asserted Tax Liability.

         9.6      Limitations on Indemnification.
                  ------------------------------

                  (a)  Generally. Any matters for which a Claims Notice has been
                       ----------
given by PPD or Subsidiary to the Shareholders prior to the expiration of the survivability period specified in Section 8.1 shall continue until final
                                  -----------
resolution of the matters set forth in the Claims Notice given by PPD or Subsidiary to the Shareholders by an arbitrator, a court or other tribunal of competent jurisdiction or the agreement of PPD or Subsidiary and the Shareholders and satisfaction of the same. Notwithstanding anything in this Agreement to the contrary, any indemnification of an Indemnified Party pursuant to this Article 9 shall be made after taking into account any insurance proceeds
        ---------
that the Surviving Company, Subsidiary or PPD, as the case may be, receives with respect to such General Loss.

                  (b)  Shareholders' Indemnity. The Shareholders collectively
                       ------------------------
shall have no indemnification obligations in respect of any General Losses or Specific Losses until the aggregate amount of General Losses and Specific Losses of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement plus the aggregate amount of General Losses and Specific Losses of MRLB and PPD International Holdings, Inc. (and their respective directors, Directors as that term is defined in the Share Purchase Agreement, managers, officers, employees, affiliates, successors and assigns) under the Share Purchase Agreement, collectively, exceeds Five Hundred Thousand Dollars ($500,000), and then the Shareholders shall be liable only for the amount of such General Losses and Specific Losses in excess of Five Hundred Thousand Dollars ($500,000). The maximum amount of the indemnification obligations of the Shareholders collectively under this Agreement shall be limited, with respect to General Losses of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, to the General Holdback Property under this Agreement and the General Holdback Property under the Share Purchase Agreement. The Shareholders shall have no indemnification obligations for any General Losses of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement relating to any matter involving an amount of Ten Thousand Dollars ($10,000) or less, but such General Losses shall be taken into account fully in determining if and when the aggregate General Losses and Specific Losses of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement and the General Losses and Specific Losses of MRLB and PPD (and their respective directors, Directors as that term is defined in the Share Purchase Agreement, managers, officers, employees, affiliates, successors and assigns) under the Share Purchase Agreement, collectively, exceeds the threshold of Five Hundred Thousand Dollars ($500,000) stated above.

                  (c)  Limit on Indemnity for Specific Losses. The maximum
                       ---------------------------------------
amount of the indemnification obligations of the Shareholders collectively under this Agreement shall be limited, with respect to Specific Losses of MRL, PPD and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, to an amount equal to Thirty Percent (30%) of the Merger Consideration.

                  (d) PPD and Subsidiary's Indemnity. Notwithstanding anything
                      ------------------------------
to the contrary contained herein, neither PPD nor Subsidiary collectively shall have any indemnification obligations in respect of any General Losses until the aggregate amount of General Losses of the Shareholders (and their respective successors, heirs and assigns) under this Agreement and the General Losses of Evan A. Stein, M.D., Ph.D. and MRL Select Ltd. Co. (and their respective successors, heirs and assigns) under the Share Purchase Agreement, collectively, exceeds Five Hundred Thousand Dollars ($500,000), and then PPD and Subsidiary shall be liable only for the amount of such General Losses in excess of Five Hundred Thousand Dollars ($500,000). The maximum amount of the indemnification obligations of PPD and Subsidiary collectively under this Agreement shall be limited to the General Holdback Property. PPD and Subsidiary shall have no indemnification obligations for any General Losses of the Shareholders under this Agreement relating to any matter involving an amount of Ten Thousand Dollars ($10,000) or less, but such General Losses shall be taken into account fully in determining if and when the aggregate General Losses of the Shareholders (and their respective successors, heirs and assigns) under this Agreement and the General Losses of Evan A. Stein, M.D., Ph.D. and MRL Select Ltd. Co. (and their respective successors, heirs and assigns) under the Share Purchase Agreement, collectively, exceeds the threshold of Five Hundred Thousand Dollars ($500,000) stated above.

                                   ARTICLE 10
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         10.1     Termination. This Agreement may be terminated, and the
                  ------------
transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

                  (a) Mutual Consent. By mutual written consent of PPD and MRL
                      --------------

                  (b) Failure of Conditions. By either PPD or MRL, if the
                      ----------------------
Closing shall not have occurred on or before February 28, 2002; provided that
                                                                --------
the right to terminate this Agreement pursuant to this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) Breach by MRL or Shareholders. By PPD, if MRL or any of
                      ------------------------------
the Shareholders is in breach of any of its representations, warranties or obligations hereunder (and such breach shall not have been cured within ten (10) business days of receipt by MRL or the Shareholders, as applicable, of written notice of such breach), or if any representation or warranty of the Shareholders or MRL set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) and Section 7.1(b) would be
                                 --------------     --------------
incapable of being satisfied by February 28, 2002;

                  (d) Breach by PPD or Subsidiary. By MRL, if PPD or Subsidiary
                      ----------------------------
is in breach of any of its representations, warranties or obligations hereunder (and such breach shall not have been cured within ten (10) business days following receipt by PPD or Subsidiary of written notice of such breach), or if any representation or warranty of PPD or Subsidiary set forth in this

Agreement shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) and Section 7.2(b) would be incapable of being satisfied
         --------------     --------------
by February 28, 2002;

                  (e)      Injunction or Court Order. By either PPD or MRL, if
                           -------------------------
any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

                  (f)      By PPD. By PPD, if the Average PPD Stock Price is
                           ------
greater than Thirty-Two Dollars ($32.00) per share; or

                  (g)      By Shareholders. By the Shareholders, if the Average
                           ---------------
PPD Stock Price is less than Twenty-Five Dollars ($25.00) per share.

         10.2     Rights and Liability Upon Termination. In the event of
                  -------------------------------------
termination of this Agreement as provided in Section 10.1, this Agreement shall
                                             ------------
forthwith become void and there shall be no liability or obligation on the part of PPD, Subsidiary or MRL or their respective officers, directors, stockholders or affiliates, except as follows: (i) a party shall be liable to the other party for any expenses to the extent provided in Section 11.1; (ii) if termination
                                           ------------
results from the material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.1(a) and Section 7.1(b) or
                                      --------------      --------------
Section 7.2(a) and Section 7.2(b), as applicable, were not satisfied, then the
--------------     --------------
breaching party shall be liable to the nonbreaching party for actual and compensatory damages (but not for consequential or punitive type damages), including reasonable attorneys' fees; and (iii) the provisions of this
Section 10.2 and the provisions of the Letter of Intent between the parties
------------
dated December 6, 2001 regarding confidentiality shall remain in full force and effect and survive any termination of this Agreement.

         10.3     Extension; Waiver. At any time prior to the Effective Time any
                  -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. No such consent to such extension or waiver by any of the parties hereto to any departure therefrom by any of the other parties hereto shall be effective unless such extension or waiver shall be in writing and signed by the party or parties to be bound. Each party agrees that any agreement to any such extension or waiver will not operate as an extension or waiver as to any other matter and that all extensions and/or waivers may be granted or withheld in the sole discretion of the parties. Each party agrees that no failure or delay in exercising any right, power or privilege afforded to it under this Agreement will operate as a waiver of such right, power or privilege at any time. Single or partial exercise of any right, power or privilege granted under this Agreement does not preclude any other or further exercise of any right.

                                   ARTICLE 11
                               GENERAL PROVISIONS
                               ------------------

         11.1 Expenses. Whether or not the Merger is consummated, (i) all fees
              --------
and expenses (including without limitation all attorneys', accountants', advisors' and investment bankers' fees and expenses) in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (collectively, "Fees") incurred by or on behalf of MRL or
                                    ----
the Shareholders (including any filing fees under the HSR Act relative to the acquisition of PPD Stock by Evan A. Stein, M.D., Ph.D. in the Merger, subject to the provisions of Section 10.2) shall be paid by the Shareholders, provided,
                  ------------
however, that MRL shall pay the reasonable costs and expenses in connection with its 2001 annual audit; and (ii) all Fees incurred by or on behalf of PPD and Subsidiary (including any filing fees under the HSR Act relative to the acquisition of all of the MRL Stock by PPD through the Merger) shall be paid by PPD; provided, however, that (A) if the Merger is not consummated by reason of
     -----------------
the material breach by MRL or Shareholders of any of their representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.1(a) and Section 7.1(b) were not satisfied,
                        -------------      -------------
the Shareholders shall pay all of the Fees of PPD and Subsidiary; and (B) if the Merger is not consummated by reason of the material breach by PPD or Subsidiary of any of their representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.2(a) and
                                                        -------------
Section 7.2(b) were not satisfied, then PPD and Subsidiary shall pay all of the
-------------
Fees of MRL and the Shareholders.

         11.2 Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given the date delivered if delivered personally, on the day after the date sent if sent by overnight commercial delivery, on the second day after the date deposited if mailed by certified mail (return receipt requested) or on the date transmitted if sent via facsimile if a facsimile number is included below (with confirmation of receipt generated by the transmitting machine) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              (a)   PPD or Subsidiary. If to PPD or Subsidiary, to:
                    -----------------

                    Pharmaceutical Product Development, Inc.
                    3151 17th Street
                    Wilmington, North Carolina 28412
                    Attention:   Fredric N. Eshelman, Chief Executive Officer
                    ---------
                                 Judd Hartman, Esq., General Counsel
                    Facsimile No.: (910) 772-6951
                    Telephone No.: (910) 251-0081
                  with a copy (which shall not constitute notice to PPD or Subsidiary) to:

                           Murchison, Taylor & Gibson, L.L.P.
                           16 N. Fifth Avenue
                           Wilmington, North Carolina 28401
                           Attention: G. Stephen Diab, Esq.
                           ---------
                           Facsimile No.: (910) 763-6561
                           Telephone No.: (910) 763-2426

                  (b)      MRL. If to MRL, to:
                           ---

                           Medical Research Laboratories International, Inc. 2 Tesseneer Drive
                           Highland Heights, Kentucky 41076
                           Facsimile No: (859) 781-9310
                           Telephone No: (859) 781-8877

                  (c)      Shareholders. If to the Shareholders, to:
                           ------------

                           Evan A. Stein, M.D., Ph.D.
                           111 Stanbery Ridge
                           Fort Thomas, KY 41075

                           Paula Steiner
                           2200 Dominion Drive
                           Ft. Mitchell, KY 41017

                           Peter Laskarzewski
                           12 Cabin Creek West
                           Cold Spring, KY 41076

                           Joseph L. Staneck
                           6603 Loiswood Drive
                           Cincinnati, OH 45224

                  With a copy (which shall not constitute notice to MRL or Shareholders) in the case of either (b) or (c) to:

                           Thompson Hine LLP
                           312 Walnut Street, 14/th/ Floor
                           Cincinnati, OH 45202
                           Attention: Louis F. Solimine, Esq.
                           ---------
                           Facsimile No.: (513) 241-4771
                           Telephone No: (513) 352-6700

         11.3 Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which will be deemed an original, and all of which together constitutes one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages; all of such signature pages will be read as though one, and they will have the same force and effect as though all of the signers had signed a single signature page.

         11.4 Entire Agreement. This Agreement, together with the exhibits and
              ----------------
schedules and the Disclosure Schedule, contains the entire understanding of the parties hereto with respect to the transactions contemplated herein and may be amended, modified, supplemented or altered only by a writing duly executed by all of the parties hereto, and, except as expressly provided to the contrary herein, any prior agreements or understandings, whether oral or written, are entirely superseded hereby. All exhibits and schedules referred to herein, including without limitation the Disclosure Schedule, are incorporated herein by reference as if fully set forth herein.

         11.5 Assignment; Binding Effect. This Agreement shall extend to, shall
              --------------------------
inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective heirs, successors and permitted assigns. No party may assign this Agreement or delegate its duties hereunder except by a writing duly executed by all of the parties hereto, except that Subsidiary may assign any or all of its rights and obligations hereunder to another directly or indirectly wholly-owned entity of PPD so long as such entity agrees in writing to be bound by all of the terms, conditions and provisions applicable to Subsidiary, subject to written consent of the Shareholders, which consent shall not be unreasonably withheld or delayed.

         11.6 Brokerage. Each of the parties hereto represents and warrants that
              ---------
there are no claims, or any basis for any claims, for brokerage commissions, finder's fees or similar commissions in connection with the transactions contemplated by this Agreement, including the execution of this Agreement, resulting from any action taken by such party, or by any of its agents, officers, employees or representatives, except for Investec PMG Capital, the fees and commissions of which shall be the sole responsibility of the Shareholders and shall be paid in accordance with applicable federal and state securities laws, whether or not the Merger is consummated and neither PPD nor Subsidiary shall have any obligation therefor. PPD and Subsidiary jointly and severally, on the one hand, and each of the Shareholders and MRL jointly and severally, on the other hand, agree to indemnify and hold the other entirely harmless against and from any and all losses and expenses which such other party may sustain or incur as a result of any liability to any broker or finder (including reasonable attorneys' fees) on the basis of any arrangement or agreement made by or on behalf of the other, or by its or their agents, officers, employees or representatives.

         11.7 Choice of Law. This Agreement shall in all respects be construed
              -------------
in accordance with and governed by the laws of the State of North Carolina without reference to its conflicts of laws provisions.

         11.8 Enforcement of Agreement. The parties hereto agree that
              ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this

Agreement and to seek to enforce specifically the terms and provisions hereof in a court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.9  Severability. If any provision or provisions of this Agreement or
               ------------
of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of an arbitrator or court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

         11.10 Gender and Number. Whenever required by the context, the singular
               -----------------
shall include the plural and the plural shall include the singular. Each gender reference shall include the masculine, feminine and neutral gender, as appropriate.

         11.11 Headings. The headings and Article, Section and paragraph
               --------
captions in this Agreement are for convenience of reference only, and shall not be considered a part of this Agreement or affect the interpretation of this Agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, PPD, Subsidiary, MRL and the Shareholders have caused this Agreement to be executed and delivered by themselves or their respective officers duly authorized, as applicable, all as of the date first written above.

PPD:                          Pharmaceutical Product Development, Inc.
---


                       By:    /s/Fred B. Davenport, Jr.
                              -------------------------
                              Name:    Fred B. Davenport, Jr.
                              Title:   President


SUBSIDIARY:                   Subsidiary No. 8, LLC
----------

                       By:    /s/Fred B. Davenport, Jr.
                              -------------------------
                              Name:    Fred B. Davenport, Jr.
                              Title:   Manager


MRL:                          Medical Research Laboratories International, Inc.
---

                       By:    /s/Evan A. Stein, M.D., Ph.D.
                              -----------------------------
                              Name:    Evan A. Stein, M.D., Ph.D.
                              Title:   President and Chief Executive Officer

SHAREHOLDERS:
------------
                              /s/Evan A. Stein, M.D., Ph.D.               (SEAL)
                               -------------------------------------------
                               Evan A. Stein, M.D., PH.D.


                              /s/Paula Steiner                            (SEAL)
                              --------------------------------------------
                              Paula Steiner


                              /s/Peter Laskarzewski                       (SEAL)
                              --------------------------------------------
                              Peter Laskarzewski


                              /s/Joseph L. Staneck                        (SEAL)
                              --------------------------------------------
                              Joseph L. Staneck

                     List of Attachments to Merger Agreement


Disclosure Schedule
-------------------

Exhibit 1.18.............   General Escrow Agreement
------------
Exhibit 1.49.............   Registration Rights Agreement
------------

Exhibit 6.4..............   Employment Agreement with Evan A Stein, M.D., Ph.D.
-----------
Exhibit 6.14.............   Assignment, Assumption and Amendment of Lease and
------------                Consent of Lessor


Side Agreement
--------------

Indemnity Agreement
-------------------